Exhibit 10.22

OFFICE LEASE

This Office Lease (“Lease”) is entered into by and between Bedford Property Investors, Inc., a Maryland corporation (“Landlord”), and Impinj, Inc., a Washington corporation “Tenant” (collectively the “Parties”) and dated for reference purposes only as of November 17, 2004.

ARTICLE 1. BASIC LEASE TERMS

In addition to the terms defined in Article 2 and elsewhere in this Lease, the terms set forth below shall have the meanings herein specified when referred to in this Lease:

1.1	Rent Payment Address:	Bedford Property Investors, Inc., Lockbox No. 73048 - [Adobe II], P.O. Box 60000, San Francisco, CA 94160-3048.

1.2	Landlord Notice Address:	Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549; facsimile number , with a copy to Bedford Property Investors, 701 N. 34th Street, Suite 210, Seattle, WA 98103, Attn. Regional Manager, fax .

1.3	Tenant Notice Address:	Impinj, Inc., Suite 300, 701 North 34th Street, Seattle, WA 98103; facsimile number .

1.4	Premises:	Suite 300 on the third floor of the Building, deemed to contain 20,966 square feet of Rentable Area, as outlined in Exhibit B (see Section 2.23).

1.5	Building:	Plaza Building, 701 North 34th Street, Seattle, WA 98103, in which the Premises are located. The Plaza Building is deemed to contain 136,111 square feet of Rentable Area (see Section 2.18).

1.6	Complex:	Waterfront Building and Plaza Building, also known as Building 1 and Building 2 of Quadrant Lake Union Center, located in the City of Seattle in the State of Washington (“State”), consisting of: (i) that parcel of real property on which the Premises are located, (ii) the Common Area, and (iii) any contiguous parcels owned by Landlord, as more particularly described in Exhibit A.

1.7	Term:	(A) July 1, 2005 (the “Estimated Commencement Date”).

		(B) 62 months

		(C) Tenant has one option to extend for 3 or 5 years (See Paragraph A of Addendum No. 1)

1.8	Base Rent:	(A) Minimum Monthly:

		Prior to Commencement Date	$20,966
		Months	$0
		Months 3-14	$38,438
		Months 15-26	$40,185
		Months 27-38	$41,932
		Months 39-50	$43,679
		Months 51-62	$45,426
		(B) Advance Rent: $38,438

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1.9	Security Deposit:	$250,000 within 5 business days of mutual execution of this Lease, and with periodic reduction thereafter (See Article 6 and Paragraphs E and F of Addenda No. 1)

1.10	Permitted Use:	Office, administrative and high-tech research and development uses consistent with a Class A office building and otherwise permitted under the CC&Rs and applicable laws. (See also Paragraph I of Addendum No. 1 for additional restrictions on use and occupancy).

1.11	Pro Rata %:	15.40%

1.12	Landlord’s Allowance:	$366,905.00 for Tenant Improvements $41,932.00 for Moving Expenses

1.13	CC&Rs:	Amended and Restated Declaration of Covenants, Conditions, Easements and Restrictions Applicable to Quadrant Lake Union Center with an effective date of October 31, 1996 and recorded under King County Recording No. 9802231707 as may have been amended from time to time.

1.14	Management Fee:	4% of gross rental revenue

1.15	Broker:	Stuart Williams of Pacific Real Estate Partners Inc. (Landlord)
Steven I. Schwartz of Pacific Real Estate Partners Inc. (Tenant)

1.16	Contents:	This Lease consists of Pages 1 through 26; Articles 1 through 30; Addendum No. 1; and the following Exhibits attached hereto and incorporated herein by this reference:

Exhibit A – Legal Description of Complex
Exhibit B – Plan of the Complex and Floor Plan of the Premises
Exhibit C – Work Letter for Construction Obligations
Exhibit D – Acknowledgment of Commencement of Term
Exhibit E – Expenses
Exhibit F – Rules and Regulations
Exhibit G – Form of Letter of Credit
Exhibit H – List of Permitted Hazardous Materials

ARTICLE 2. DEFINITIONS

The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified unless expressly stated otherwise.

2.1 “Additional Rent” means all items specified as Additional Rent in Sections 5.2, 7.5, 8.4, 10.2, 17.3, 18.2, 23.5, Exhibit E, and elsewhere in this Lease.

2.2 A “Bankruptcy Event” is (1) a court filing by or against Tenant, of pleadings to initiate a bankruptcy petition of any kind, or the appointment of a receiver or trustee of any or all of Tenant’s assets, or (2) a receiver or trustee taking possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver or trustee, or (3) Tenant making an assignment for the benefit of creditors or petitioning for or entering into an arrangement with creditors during the Term.

2.3 “Building” means the structure that contains the Premises.

2.4 “Building Standard Work” means the typical interior improvements constructed or to be constructed by Landlord, which are of the nature and quality required by specifications developed for the Complex by Landlord’s architect.

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2.5 “Capital Costs” mean the following: (i) costs for capital improvements or replacements to the Complex of a type which do not normally recur more frequently than every five years in the normal course of operation and maintenance of facilities such as the Complex; (ii) exterior wall painting for buildings in the Complex; (iii) costs incurred for the purpose of reducing other operating expenses or utility costs payable by Tenant; and/or (iv) costs of capital improvements made by Landlord that are required by Laws or Regulations enacted or interpreted to apply to the Premises after the reference date of this Lease. Capital Costs are includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Costs over the reasonably useful life of the improvement resulting therefrom, with interest on the unamortized balance at ten percent per annum.

2.6 “Commencement Date” means the later of: (i) July 1, 2005 or (ii) the date when the Leasehold Improvements have been Substantially Completed or are deemed Substantially Completed.

2.7 “Common Areas” include all areas and facilities outside the Premises, within the exterior boundaries of the Complex, that are provided by Landlord for the general use and convenience of Tenant and of other Complex tenants and their authorized representatives and invitees. Common Areas include corridors, stairways, elevator shafts, janitor rooms, driveways, parking areas, and landscaped areas, all as generally described or shown on Exhibit B attached hereto. Common Areas also include systems within the Premises and Complex that also serve other tenants such as plumbing, fire sprinkler or non-exclusive HVAC. Exhibit B is tentative, and Landlord reserves the right to make additions, changes and alterations to it from time to time. Regardless of the foregoing, Landlord may not unilaterally modify the Common Areas or any other area inside the Premises in any way that materially and adversely affects Tenant’s operation of its business upon the Premises for any period of time in excess of 60 days.

2.8 “Complex” is that parcel of real property of which the Premises forms a part, together with the parcels in common ownership therewith, and contiguous thereto, which property is described with particularity in Exhibit A attached hereto and made a part hereof by reference. Landlord may remove any lot and building or buildings thereon from the Complex at its sole discretion.

2.9 “Electrical Costs” mean: (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Property; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement from tenants for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if any tenants of the Complex, including Tenant, are billed directly by a utility company for the cost of electricity to their premises as a separate charge, the cost of electricity to such tenant spaces in the Complex shall be deducted from Electrical Costs.

2.10 “Environmental Laws” mean any federal, State, local or administrative agency ordinance, law, rule or regulation, order or requirement relating to Hazardous Materials, radioactive materials, medical wastes, or which deal with air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

2.11 “Hazardous Materials” mean any substance, chemical, waste or material which is now or hereafter listed, defined or otherwise identified as “hazardous” or “toxic” under any of the Environmental Laws, including formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum products, crude oil, natural gas, radioactive materials, radon, asbestos, or any by-product of same.

2.12 “Landlord Parties” means Landlord’s directors, officers, members, employees, shareholders, contractors, property managers, agents, Lenders, and other lien holders, but excluding other tenants in the Complex.

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2.13 “Laws and Regulations” mean all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including the Environmental Laws and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 as well as any requirements of municipal, state, federal, or quasi-governmental authorities or utility providers now in force, or which may hereafter be in force, affecting the Complex, the Premises and/or Tenant’s use thereof.

2.14 “Lease Year” means any calendar year, or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.

2.15 “Leasehold Improvements” mean the aggregate of the Building Standard Work and the Building nonstandard work done in accordance with the work letter agreement, which agreement is attached hereto as Exhibit C (the “Work Letter”).

2.16 “Lines” mean communications, computer, audio and video, security and electrical (other than electrical wiring terminating at or connected to Building standard electrical outlets), cables, wires, lines, duct work, sensors, switching equipment, control boxes and related improvements at the Complex, Building or the Premises.

2.17 “Losses” mean Claims (defined in Section 12.3), liability, damages (to the extent reasonably foreseeable and proximately caused), penalties, fines, liabilities, losses (including property damage, diminution in value of Landlord’s interest in the Premises, Building or Complex, damages for the loss of use of any space or amenity within the Premises, Building, or Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including Professional Fees and expenses.

2.18 [Intentionally deleted.]

2.19 “Operating Costs” mean all reasonable costs and expenses incurred by or on behalf of Landlord in each Lease Year in connection with the maintenance, repair, replacement, management or operation of the Complex (including all areas and facilities within the exterior boundaries of the Complex) including: (a) Electrical Costs and the charges for water, gas, steam, sewer, but excluding those charges for which Landlord is otherwise directly reimbursed by tenants; (b) the cost of periodic relamping and reballasting of lighting fixtures; (c) the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Complex; (d) the amount paid or payable for all supplies occasioned by everyday wear and tear; (e) the costs of climate control, window and exterior wall cleaning for buildings in the Complex; (f) costs of maintenance, repair and replacement of all improvements and structures in the Complex, including the Building and the Common Areas (subject to the requirements set forth herein on amortizing Capital Costs); (g) fees for legal, accounting, inspection and consulting services; (h) the cost of operating, repairing, replacing and maintaining elevators and utility and mechanical systems, including Lines; (i) the cost of porters, guards and other protection services, if provided by Landlord; (j) the cost of supplying all services pursuant to Article 7 hereof to the extent not paid directly by individual tenants; (k) property owner’s association dues or assessments imposed upon Landlord by any Restrictions; (1) the cost of property, liability and other insurance for the Complex and any deductibles or self insurance related thereto, including earthquake and flood if Landlord elects to obtain such coverage; (m) Taxes; (n) the Management Fee set forth in Section 1.14; (o) any other costs or fees reasonably related to the use, operation or enjoyment of any part of the Complex; (p) amortized Capital Costs; (q) the repair and replacement, resurfacing and repaving of any paved areas, curbs, gutters or other surfaces or areas within the Complex; and (r) the repair and replacement of any equipment or facilities located in or serving the Complex. Operating Costs shall not include any Excluded Costs as defined in Exhibit E.

2.20 “Premises” means the portion of space in the Complex leased to Tenant hereunder, as depicted on Exhibit B-3.

2.21 “Release” means the generation, discharge, disposal, release, deposit, transport, or storage of Hazardous Materials.

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2.22 “Rent” means Base Rent, Additional Rent, and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

2.23 “Rentable Area” as used in the Lease shall be determined as follows:

(a) Single Tenant Floor. As to each floor of the Building on which the entire space rentable to tenants is leased to one tenant, Rentable Area shall be (i) the entire area bounded by the centerline of exterior walls on such floor, including all areas used for elevator lobbies, corridors, stairways and elevators for the exclusive use of such tenant, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of such tenant, but excluding the area contained within the interior walls of the common Building stairs, fire towers, vertical ducts, common elevator shafts, flues, vents, stacks, pipe shafts, and (ii) the rentable square footage in Section 2.23 (c).

(b) Multi-Tenant Floor. As to each floor of the Building on which space is leased to more than one tenant, Rentable Area attributable to each such premises shall be the total of (i) the entire area included within the premises covered by such lease, being the area bounded by the centerline of any exterior walls, the exterior of all walls separating such premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such premises from other areas leased or to be leased to other tenants on such floors, (ii) a pro rata portion of the area within the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets and their enclosing walls situated on such floor and (iii) the rentable square footage in Section 2.23 (c).

(c) Building Load. In any event, Rentable Area shall also include Tenant’s Pro Rata Percent (defined in Exhibit E) of the lobbies of the Building and Tenant’s Pro Rata Percent of the area of the emergency equipment, fire pump equipment, electrical switching gear, telephone equipment and mail delivery facilities serving the Building.

(d) Deemed Square Footage. As of the date of this Lease, the Rentable Area of the Premises and the Rentable Area of the Building are deemed to be the square footages set forth in Sections 1.4 and 1.5, respectively.

2.24 “Restrictions” mean any covenants, conditions, restrictions, easements, Security Instruments, and any other matters or documents of record, including the CC&Rs, and all amendments or modifications thereto affecting the Complex. Landlord agrees not to modify the CC&Rs in any manner that would have a material adverse impact on Tenant’s use of the Premises.

2.25 “Structural” as herein used means any portion of the Premises or Complex which provides bearing support to any other integral member of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Landlord.

2.26 “Substantial Completion” or “Substantially Completed” shall have the meaning provided in Exhibit C hereto. If Landlord is delayed in the Substantial Completion of the Leasehold Improvements as a result of any Tenant Delay, the Leasehold Improvements shall be deemed Substantially Complete on that date Landlord could have reasonably been expected to complete the Leasehold Improvements absent any Tenant Delay.

2.27 “Taxes” mean: (1) all real estate taxes and other assessments on the Building and/or Complex, as well as the real property upon which the Building and Complex are located (hereinafter the “Property”), including assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; (3) if included in the taxes for the Building or Complex, the cost or value of any Leasehold Improvements made in or to the Premises by or for Tenant,

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regardless of whether title to such improvements shall be in Tenant or Landlord; and (4) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1), (2) and (3), including any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Taxes do not include any income, gross receipts, business and occupation, capital levy, franchise, capital stock, gift, estate or inheritance tax; provided, however, if after the date of this Lease, any new taxes or assessments are imposed that are based upon rents received from real property, Landlord shall be entitled to include such taxes or assessments as part of Taxes. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord’s election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

2.28 “Tenant Delay” shall have the meaning provided in Exhibit C hereto.

2.29 “Tenant Parties” means Tenant’s directors, officers, employees, members, partners, shareholders, invitees, agents, contractors, assigns, subtenants or occupants.

2.30 “Term” means the term of the lease as specified in Section 4.4 hereof.

ARTICLE 3. PREMISES

3.1 Demising Clause. Landlord leases to Tenant and Tenant leases from Landlord the Premises upon the terms and conditions set forth in this Lease. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Complex, including the Building (but not the interior of the Premises), without the consent of Tenant and without affecting Tenant’s obligations hereunder if such change does not have a material adverse impact on Tenant’s access to or parking for the Premises. Landlord reserves the area beneath and above the Building with the right to install, maintain, use, repair and replace pipes, ducts, Lines, and structural elements leading through the Premises serving other parts of the Complex, so long as such items are concealed by walls, flooring or ceilings and Landlord uses reasonable efforts to minimize their effect on Tenant’s operation of its business in the Premises, which measures shall include, without limitation, scheduling any such work for weekends or nights, whenever reasonably possible, accelerating the work whenever reasonably possible, and daily clean up of the affected portions of the Premises. Such reservation in no way affects the maintenance obligations imposed herein.

3.2 Restrictions. The Parties agree that this Lease is subject and subordinate to the effect of and Tenant will comply with: (a) any Restrictions; (b) zoning and other laws of the city, county and State where the Complex is situated; and (c) general and special taxes not delinquent.

ARTICLE 4. TERM AND POSSESSION

4.1 Commencement Date. The Estimated Commencement Date specified in Section 1.7 (A) is the date the Parties anticipate that the Tenant Improvements will be Substantially Completed. On the date that the Premises are or are deemed to be Substantially Completed, Tenant shall execute a written acknowledgment the Commencement Date in the form of Exhibit D.

4.2 Compliance with Laws; Possession; Landlord Delay. Landlord warrants that the Premises, after completion of Tenant Improvements to be constructed by Landlord within the Premises, shall comply with all Laws and Regulations in effect as of the date of issuance of the building permit for the Tenant Improvements. Landlord shall promptly correct, at Landlord’s sole cost and expense, any violations of Laws and Regulations in breach of the foregoing warranty and in no event shall Tenant shall any liability in connection with any breach of the foregoing warranty. Other than the foregoing warranty, the Premises are accepted by Tenant in “AS IS” condition and configuration without any representations or warranties by Landlord. By signing Exhibit D Tenant agrees that the Premises are in such condition are in good and sanitary order, condition and repair. Except as

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otherwise provided in Paragraph J of Addendum No. 1, Landlord is not liable for any loss or damage of Tenant if Landlord cannot deliver possession of the Premises on the Estimated Commencement Date, as extended for Force Majeure Delay (defined in Exhibit C, Section 3). If Substantial Completion of the Tenant Improvements does not occur within six months after the Estimated Commencement Date (as extended for Force Majeure Delay) due to a cause other than a Tenant Delay (defined in Exhibit C, Section 3), Tenant shall have the right to cancel this Lease upon Notice to Landlord given within ten days after the expiration of the six-month period. The parties acknowledge that it of critical importance to Tenant that the Premises are ready for occupancy on or before the Estimated Commencement Date, and accordingly, both parties shall use diligent, good faith and reasonable efforts to abide by the project schedule attached as Schedule B to Exhibit C, which project schedule provides for a target substantial completion date for the Tenant Improvements of April 30, 2005.

4.3 Tenant Delay. If Landlord cannot deliver possession of the Premises on the Estimated Commencement Date because of a Tenant Delay, the Commencement Date will be the date the Tenant Improvements would have been Substantially Completed but for the Tenant Delay. In no event shall a Tenant Delay excuse Tenant’s performance hereunder.

4.4 Term. The Term of this Lease shall start on the Commencement Date and shall be for the term specified in Section 1.7 (B) hereof, plus any partial month at the commencement of the Tenn.

4.5 Pre-Term Possession. If Landlord is to construct or remodel the Premises, Landlord may notify Tenant when the Premises are ready for Tenant’s fixture installation or Tenant’s work. Tenant shall be granted access to the Premises as soon as reasonably possible (subject to not interfering with Landlord’s construction of the Tenant Improvements) and in any event at least fifteen (15) days prior to the Commencement Date for the purpose of installing Tenant’s furniture, fixtures and equipment. Tenant may then enter the Premises at its own risk to make such improvements, to install fixtures, supplies, inventory and other property. Tenant will not interfere with the progress of Landlord’s work by such entry. Should Landlord determine such entry interferes with its work, Landlord may demand that Tenant vacate the Premises until Landlord’s work is complete. Tenant shall promptly comply with this demand. During any pre-term possession all terms and conditions of the Lease shall apply, including Tenant indemnities under the Lease and Tenant’s payment of utilities, but excluding the payment of other Rent; provided, however, if Tenants opens for business in the Premises prior to the Commencement Date, Tenant shall pay Rent in the amount specified in Section 1.8(A).

4.6 Closures. Landlord has the right, but not the obligation, in its sole and absolute discretion to temporarily close the Building or access to portions thereof, including any Common Area and the Premises, if there is any act or threat of any act of terrorism, war, violence, vandalism, civil unrest, riot or other event that may pose a threat to the public safety or damage to the Building, including any advisory warning or notice from the Office of Homeland Security or any other federal, state or local governmental or enforcement agency (herein referred to as an event of “Civil Unrest”). Tenant agrees to comply with any notice from Landlord or any governmental agency to close the Building or portions thereof and to immediately cause all of its employees, agents, contractors and invitees to vacate the Building. Landlord will not be responsible for any loss or damage to Tenant’s business as a result, and Tenant will not be entitled to any abatement in rent or other relief of its obligations under this Lease for any period of time when Tenant may not have access to the Premises or Building due to any Civil Unrest.

ARTICLE 5. RENT

5.1 Payment. As consideration for this Lease, Tenant shall pay Landlord all Rent specified in this Lease. Base Rent is payable in advance on the first day of each month of the Term at the Rent Payment Address or such other address specified by Landlord. Additional Rent or sums other than Rent requested by Landlord under the terms of this Lease are payable within ten days of Notice or demand unless a different time period is expressly specified in the Lease. If the Term commences on other than the first day of the month, the Rent for the first partial month shall be prorated accordingly.

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5.2 No Set Off. All Rent due under this Lease shall be paid without prior notice, demand, deduction, setoff, offset, counterclaim, suspension or abatement except as expressly provided in Articles 13 and 19.

5.3 Advance Rent. The sum specified in Section 1.8 (B) is paid to Landlord upon execution of this Lease as advance Rent; provided, however, that Landlord shall hold such amount as a Security Deposit pursuant to the Lease until Landlord applies it to the Base Rent.

5.4 Late Charges; Interest. Tenant acknowledges that late payment of Rent or other sums due under the Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount being extremely difficult and impractical to fix. Such costs include processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance covering the Premises, and interest costs. If Landlord does not receive Rent or any other payment due from Tenant on the due date, Tenant shall pay to Landlord an additional sum of five percent of such Rent or other payment as a late charge. The Parties agree that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment. Accepting any late charge does not waive Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any other rights or remedies available to Landlord. In addition to the late charge, Tenant shall pay interest at the rate of 10 percent per annum on any Rent or other sum not paid within 30 days of the date due.

ARTICLE 6. SECURITY DEPOSIT

Tenant shall deliver to Landlord the Security Deposit within five business days following execution of the Lease. As provided in Paragraph E of Addendum No 1, the Security Deposit shall initially be in the form of a letter of credit. The Security Deposit will be held pursuant to this Section. The Security Deposit, if or when in the form of cash, is Landlord’s separate property and Landlord is not required to keep it separate from its general accounts or pay interest for its use. The Security Deposit is not an advance or other payment of Rent (except as set forth in Section 5.3 or when applied to Rent by Landlord) or a measure of damages. If Tenant fails to pay Rent or otherwise defaults with respect to any provision of this Lease, Landlord may apply such portion of the Security Deposit as it reasonably deems necessary to satisfy past due Rent or otherwise cure the default. If Landlord elects to so apply all or any portion of the Security Deposit, Tenant shall pay to Landlord an amount equal to that portion of the Security Deposit applied by Landlord ten days after written demand; Tenant’s failure to so do is a material breach of this Lease. Landlord shall return the unapplied portion of the Security Deposit to Tenant within 30 days after the later of (i) receipt of the final Rent due from Tenant or (ii) the date that Tenant has surrendered the Premises to Landlord in compliance with the provisions of Article 24.

ARTICLE 7. SERVICE AND EQUIPMENT

7.1 Climate Control. Landlord shall provide climate control to the Premises from 7:00 a.m. to 6:00 p.m. on weekdays and from 9:00 a.m. to 1:00 p.m. on Saturdays (Sundays and holidays excepted) (the “Climate Control Hours”) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord’s reasonable control, so long as Landlord uses reasonable and diligent efforts to restore service and minimize any interruptions after receiving notice of any failure or interruption of service from Tenant. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant’s request shall be at Tenant’s sole cost and expense in accordance with rate schedules promulgated by Landlord from time to time, which rate schedules shall not include any markup for Landlord. As of the date of mutual execution of this Lease, the rate for after hours service is $30 per hour. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord’s equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications

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and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Premises, Landlord will perform the re-balancing at Tenant’s expense. Tenant acknowledges that up to one year may be required after Tenant has fully occupied the Premises in order to adjust and balance the climate control systems. Any charges to be paid by Tenant hereunder shall be due within ten days of receipt of an invoice from Landlord, which invoice may precede Landlord’s expenditure for the benefit of Tenant.

7.2 Elevator Service. Landlord shall provide elevator service (which may be with or without operator at Landlord’s option) provided that Tenant, its employees, and all other persons using such services shall do so at their own risk. Usage after normal business hours may require a card or other form of identification for access to the elevator.

7.3 Cleaning Public Areas. Landlord will maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.

7.4 Refuse Disposal. Tenant shall pay Landlord as Additional Rent the cost of any removal from the Premises and the Building of such refuse and rubbish of Tenant that is disproportionate in quantity or unusual in nature to what is being generated by other tenants in the Building.

7.5 Janitorial Service. Landlord shall provide cleaning and janitorial service in and about the Complex and Premises after hours Sunday through Thursday (holidays excepted) in accordance with standards in Class “A” office buildings in the city in which the Building is located. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as “Special Cleaning Service”) Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord’s cost for providing such additional service as Additional Rent.

Special Cleaning Service shall include the following:

(a) The cleaning and maintenance of Tenant eating facilities, including the removal of refuse and garbage therefrom.

(b) The cleaning and maintenance of Tenant computer centers, including peripheral areas, and removal of waste paper therefrom.

(c) The cleaning and maintenance of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers and large scale duplicating rooms.

(d) The cleaning and maintenance in areas of special security such as storage units.

(e) The provision of consumable supplies for private toilet rooms located inside the Premises.

7.6 Interruptions. Landlord does not warrant that any of the services referred to above or any other services and/or utilities that Landlord may supply or which are supplied will be free from interruption and/or the need for maintenance and repairs or replacement. Landlord shall not be responsible or liable for any interruption or failure in utility, telecommunication or other services, including the Lines, so long as Landlord uses reasonable and diligent efforts to restore service and minimize any interruptions after receiving notice of any failure or interruption of service from Tenant, nor shall such interruption or failure affect the continuation or validity of this Lease. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of unavoidable emergency repairs, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. In addition, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant’s use of any Lines will be free from, (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Lines to satisfy Tenant’s requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by installation, maintenance, replacement, use or removal of Lines by or for other occupants of the Complex, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment or any other problems associated with any Lines by any other cause. Landlord

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shall use reasonable, diligent and good faith efforts to minimize the impact and duration of any shortages, failures, variations, interruptions, disconnections. Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent, nor relieve Tenant of performance of Tenant’s obligations under this Lease.

ARTICLE 8. ASSIGNMENT AND SUBLETTING

8.1 Restriction on Transfer. Except as expressly provided in Article 8, Tenant will not, either voluntarily or by operation of law, assign, mortgage, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublet or license the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (each a “Transfer”), without the prior written consent of Landlord, which Landlord agrees it shall not unreasonably withhold. For purposes of this Article, if Tenant is a corporation, limited liability company, partnership or other entity any transfer, assignment, encumbrance or hypothecation of fifty percent or more (individually or in the aggregate) of any stock or other ownership or beneficial interest in such entity, if made for the purpose of circumventing the restrictions on Transfer contained in this Article 8, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Article. The immediately preceding sentence will not apply to public corporations, the stock of which is traded through a public exchange.

8.2 Transfer Notice. If Tenant desires to effect a Transfer, at least 30 days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant will give Notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, subtenant or other transferee (the “Transferee”) and a description of the Premises, or portion thereof, to be Transferred (the “Transfer Premises”). The Notice must contain information in such detail as Landlord may reasonably require concerning the character, ownership, and financial condition of Transferee (including references, financial statements), the Transfer Date, and a description of the relationship between Tenant and Transferee.

8.3 Landlord’s Options. Within 15 days of receipt of a Transfer Notice and all financial information, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent (which shall not entail changes to the rights or the obligations of either party under the Lease); (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to the portion of the Premises which is proposed to be sublet or assigned and recapture that portion of the Premises for reletting by Landlord.

8.4 Additional Conditions. A condition precedent to any Transfer will be the delivery to Landlord of evidence of insurance as required under the Lease and the correct legal name and notice address for the Transferee. Except in the case of a Permitted Transfer, as defined in Section 8.6 below, Tenant undertaking the transfer (“Transferor”) agrees to pay Landlord, as Additional Rent, 50 percent of all sums and other consideration payable to and for the benefit of Tenant by the Transferee in excess of the Rent payable under the Lease for the same period and portion of the Premises. In calculating excess Rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct a monthly amortization of commercially reasonable third party brokerage commissions and attorney’s fees and other amounts reasonably and actually expended by Tenant in connection with the Transfer if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Transferor (or any prior Transferor) of Tenant’s obligations under this Lease or alter the primary liability of Transferor (or any prior Transferor) to perform all obligations to be performed by Tenant hereunder. Landlord may require that Transferee remit directly to Landlord on a monthly basis, all monies due Transferor by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by Transferee, Tenant or any successor of Tenant in the performance of any other terms hereof, Landlord may proceed directly against Transferor without the necessity of exhausting remedies against Transferee or successor. If Tenant requests the consent of Landlord to a Transfer, Tenant will pay Landlord a review fee of $500.00, which shall include all Landlord’s attorney’s fees.

8.5 Recapture. By Notice to Tenant (the “Termination Notice”) within thirty days after Landlord receives the information specified in Section 6.2, Landlord may terminate this Lease in the event of a Transfer of

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the Lease as to the entire Premises, or terminate this Lease as to the portion of the Premises to be transferred, if the Transfer is for less than the entire Premises. If Landlord elects to terminate this Lease as to the Transfer Premises, an amendment to this Lease shall be executed restating the description of the Premises and reducing Tenant’s obligations for Rent and other charges in proportion to the reduction in rentable area of the Premises. In such event, unless the parties otherwise agree, the date, on which the termination shall take effect, shall be the date of the proposed transfer identified in Tenant’s notice. If Landlord elects a whole or partial termination hereunder, Landlord may enter into a new lease with the intended Transferee or any other person covering the Transfer Premises on such terms as Landlord and such person may agree. In such event, Tenant shall not be entitled to any portion of the profit that Landlord may realize on account of such termination and reletting. Upon the termination of this Lease, the Parties shall have no further obligations to each other under this Lease except for matters occurring or obligations arising prior to the date of such termination. This Section 8.5 shall not apply to Permitted Transfers, as defined in Section 8.6 below.

8.6 Permitted Transfers. Notwithstanding anything herein to the contrary, Tenant may, without Landlord’s prior consent, assign this Lease or sublet all or a portion of the Premises to: (i) a subsidiary, parent, affiliate, division, or corporation controlled or under common control of Tenant, (ii) a successor corporation related to Tenant by merger, consolidation, non bankruptcy reorganization, or governmental action, or (iii) a purchaser of substantially all of the Tenant’s assets (each a “Permitted Transfer”); provided, (1) The financial strength of the proposed Transferee is comparable to or better than that of Tenant, measured as of the date of mutual execution of this Lease; (2) Tenant shall provide advance written notice of the Permitted Transfer to Landlord; and (3) shall within 10 days after the Permitted Transfer deliver a document reasonably satisfactory to Landlord that (a) evidences such Permitted Transfer, (b) provides the legal name and address of the transferee and (c) confirms the transferee’s assumption of all obligations of Tenant under this Lease. For the purpose of this Lease, the sale, transfer, issuance, or resale of Tenant’s capital stock of any class shall not be deemed a Transfer, nor require Landlord’s consent. Tenant shall remain liable under this Lease following any Permitted Transfer.

ARTICLE 9. PROPERTY INSURANCE

9.1 Landlord’s Insurance. Landlord (i) shall maintain (a) Real Property — Special Form (All Risk) or comparable insurance covering the full replacement cost of the Building and 12 months rental income and (b) Commercial General Liability insurance in amounts not less than that required of Tenant, and (ii) may maintain earthquake, pollution legal liability, terrorism, boiler and machinery, and any other insurance as is commonly maintained by intuitional owners of commercial real estate or that is required by Lender (collectively “Landlord Insurance”). Such insurance shall be issued in the names of Landlord and Lender, as their interests appear, shall be for the sole benefit of such parties and under their sole control, and shall provide for waiver of subrogation consistent with Section 12.2 of this Lease.

9.2 Use of Premises. No use shall be made or permitted to be made on the Premises, nor acts done, by Tenant or any of its invitees, contractors or agents which will increase the existing rate of insurance upon the Building in which the Premises are located or upon any other building or improvement in the Complex or cause the cancellation of any Landlord Insurance. Tenant or Tenant Parties shall not sell, or permit to be kept, used or sold, in or about the Premises, any article that may be prohibited by Landlord Insurance. At its sole cost and expense, Tenant shall comply with all requirements of any insurance company, necessary to maintain property damage and commercial general liability insurance covering the Premises, Building, or Complex.

9.3 Increase in Premiums. Tenant agrees to pay to Landlord, as Additional Rent and not as part of Operating Costs, any increase in premiums on policies which may be carried by Landlord on the Premises, the Building or the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of Rent caused by fire and other perils resulting from the nature of Tenant’s occupancy or any act or omission of Tenant. These payments are in addition to any insurance payments under Exhibit E.

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ARTICLE 10. TENANT’S INSURANCE

At its expense, Tenant shall obtain and keep in force during the Term, and provide coverage after expiration of the Term for events occurring during the Term, insurance as set forth below against claims for injuries to persons or damages to property arising from or in connection with Tenant’s operation and use of the Premises. If Tenant fails to obtain any insurance required of it under this Lease, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill the cost to Tenant, as Additional Rent.

(a) Commercial Property policy with Special Form causes of loss covering: (i) business personal property, leasehold improvements on a replacement cost basis, subject to a deductible no greater than $5,000; (ii) one year’s business income and extra expense from Tenant’s operations on the Premises; which policy shall include waiver of subrogation rights of insurer against Landlord consistent with Section 12.2.

(b) Commercial General Liability policy for bodily injury, personal injury and property damage with limits of not less than $1,000,000 per occurrence and $2,000,000 annual aggregates on a per location basis. Endorsements satisfying the following requirements shall be affixed: (i) Landlord, Lender and, if specifically designated by Landlord in writing, Landlord’s affiliates and Landlord’s property manager, shall be named as additional insureds; (ii) Tenant’s policy shall be primary, not contributing with, and not in excess of any other applicable insurance carried by Landlord; (iii) Tenant’s policy shall extend to and include injuries to persons and damage to property arising in connection with any alterations or improvements to or about the Premises performed by or on behalf of Tenant; and (iv) Tenant’s policy shall include contractual liability coverage.

(c) Business Auto Liability covering all owned, non-owned and hired vehicles with a limit of $1,000,000 per accident.

(d) Workers’ Compensation on a statutory basis.

(e) Umbrella Liability with a $3,000,000 per occurrence/annual aggregate limit.

ARTICLE 11. INSURANCE POLICY REQUIREMENTS

All insurance policies to be carried by Tenant hereunder shall conform to the following requirements:

(a) The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the Term as follows: Policyholders’ rating of A-; financial rating of not less than VII;

(b) The insurer shall be qualified to do business in the State;

(c) Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least 30 days prior to the expiration of each policy; and

(d) Each policy shall require that the insurer notify Landlord in writing at least 30 days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

ARTICLE 12. INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

12.1 Intent and Purpose. The Parties intend that the indemnity and waiver of claims provisions of this Lease assigns the risk for a particular casualty to the party obligated to carry the insurance for such risk (which is not a limitation of the assignment of the risk), without respect to the causation (other than due to the intentional and wrongful acts of a party), but including the Parties’ negligence.

12.2 Waiver of Subrogation. The Parties release each other from any claims for damage to the Premises, Building and Complex, and to the furniture, fixtures, and other business personal property, Tenant’s

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improvements and alterations of either Landlord or Tenant, in or on the Premises, Building and Complex, and for loss of income, to the extent such damages or loss are actually covered and proceeds are actually paid by insurance policies maintained by the Parties or that would have been covered by insurance policies required of the Parties under this Lease.

12.3 Indemnity.

12.3.1 Tenant’s Indemnity. Except to the extent caused by Landlord’s negligence or willful acts and subject to the waiver of subrogation set forth in Section 12.2, Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all actions, claims, demands, damages, liabilities, Losses, penalties, or expenses of any kind (“Claims”) brought or imposed upon Landlord or which Landlord may pay or incur by reason of injury to person or property, from whatever cause including the negligence of the Parties hereto, in any way connected with (a) the use of the Premises or Alterations, improvements or personal property therein or thereon, by Tenant or Tenant Parties; (b) any violation or alleged violation by Tenant or any Tenant Parties of any Laws and Regulations; (c) any liability under any Laws and Regulations by Tenant or any Tenant Parties; (d) any breach of the provisions of Article 16 by Tenant or any Tenant Parties; or (e) any Release of Hazardous Materials on the Premises, Building or Complex by Tenant or Tenant Parties. Tenant shall also reimburse Landlord costs of cleanup, remediation, removal and restoration that are in any way related to any matter covered by the foregoing indemnity; provided, however, in the event a Claim was caused by the concurrent negligence of Landlord or Landlord Parties, Tenant’s indemnification obligation with respect to Landlord shall be limited to the extent of the negligence of Tenant and Tenant Parties, and provided further that in no event shall Tenant be obligated to indemnify Landlord for a Claim which arises out of or results from the sole negligence of Landlord or a Landlord Party. For the sole purpose of giving full force and effect to the indemnification obligations under this Agreement and not for the benefit of any employees of Tenant or any third parties unrelated to the parties indemnified under this Agreement, Tenant specifically and expressly waives any immunity that may be granted under the Washington State Industrial Insurance Act, Title 51 RCW. (TENANT’S INITIALS /s/ EF ). Further the indemnification obligations under this Agreement shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts. Tenant’s obligations under this Section survive the expiration or termination of the Lease.

12.3.2 Landlord’s Indemnity. Except to the extent cause by Tenant’s negligence or willful acts and subject to the waiver of subrogation set forth in Section 12.2, Landlord shall indemnify, defend, protect and hold harmless Tenant from and against all Claims brought or imposed upon Tenant or which Tenant may pay or incur by reason of injury to person or property, in any way connected with (a) the gross negligence or willful misconduct of Landlord, (b) any violation or alleged violation by Landlord or any Landlord Parties of any Laws and Regulations; (c) any liability under any Laws and Regulations by Landlord or any Landlord Parties; and (d) any Release of Hazardous Materials on the Premises, Building or Complex by Landlord or Landlord Parties. Landlord shall also reimburse Tenant’s costs of cleanup, remediation, removal and restoration that are in any way related to any matter covered by the foregoing indemnity; provided, however, in the event a Claim was caused by the concurrent negligence of Tenant or Tenant Parties, Landlord’s indemnification obligation with respect to Tenant shall be limited to the extent of the negligence of Landlord and Landlord Parties, and provided further that in no event shall Landlord be obligated to indemnify Tenant for a Claim which arises out of or results from the sole negligence of Tenant or a Tenant Party. For the sole purpose of affecting the indemnification obligations under this Agreement and not for the benefit of any employees of Landlord or any third parties unrelated to the parties indemnified under this Agreement, Landlord specifically and expressly waives any immunity that may granted it under the Washington State Industrial Insurance Act, Title 51 RCW. (LANDLORD’S INITIALS /s/ SS ). Further the indemnification obligations under this Agreement shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts. Landlord’s obligations under this Section survive the expiration or termination of the Lease.

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12.4 Waiver of Claims. Except as arising from the gross negligence or willful misconduct of Landlord, the breach of any express warranties made by Landlord, or as otherwise covered in the indemnity set forth in Section 12.3.2 above, Tenant releases and waives all Claims against Landlord for damages or injury from any cause arising at any time, including the negligence of the Parties, for damages to goods, wares, merchandise and loss of business in, upon or about the Premises or Complex and injury to Tenant, its agents, employees, invitees or third persons, in, upon, or about the Premises or Complex. It is understood and agreed that the release set forth herein extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected.

12.5 References. Wherever the term Landlord, Tenant or the Parties is used in this Article, and such party is to receive the benefit of a provision of this Article, such term shall also refer also to the Party’s officers, directors, shareholders, employees, partners, agents, mortgagees and other lien holders.

ARTICLE 13. DESTRUCTION

13.1 Rights of Termination. If the Premises suffer an Uninsured Property Loss or a property loss which cannot be repaired within 195 days from the date of destruction, as determined by Landlord, Landlord may terminate this Lease as of the date of the damage (the “Loss Date”) upon Notice to Tenant. If the Premises cannot be repaired within 195 days of the Loss Date, as determined by Landlord and stated in Landlord’s Notice to Tenant, Tenant may elect to terminate this Lease by Notice to Landlord given within 20 days of Landlord’s Notice that the restoration time will exceed 195 days. Landlord’s Notice shall be given within 45 days of the Loss Date or as soon thereafter as the restoration time can be determined. “Uninsured Property Loss” is any damage or destruction for which the insurance proceeds available to Landlord are insufficient to pay for the repair or reconstruction of the Premises.

13.2 Repairs. In the event of a casualty that may be repaired within 195 days from the Loss Date, or if the Parties do not elect to terminate this Lease under Section 13.1, this Lease shall continue in full force and effect and Landlord shall promptly undertake to make repairs to reconstitute the Premises to as near as practicable to the condition as existed prior to the Loss Date. The partial destruction shall in no way void this Lease except, to the extent of Landlord’s recovery under its rent abatement insurance for the Premises, Tenant shall be entitled to a proportionate reduction of Base Rent and any Additional Rent following the property loss until the time the Premises are restored. The reduction amount will reflect the degree of interference with Tenant’s business. As long as Tenant conducts business in the Premises, there shall be no abatement until the Parties agree on the amount thereof. If the Parties cannot agree within 45 days of the Loss Date, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten days thereafter refund to Tenant any sums due in respect of the reduced Rent from the date of the property loss. Landlord’s obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term.

13.3 Repair Costs. The cost of any repairs to be made by Landlord pursuant to Section 13.2 shall be paid by Landlord using available insurance proceeds.

13.4 Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article. Further, in event of a property loss occurring during the last two years of the original term hereof or of any extension, Landlord need not undertake any repairs and may cancel this Lease unless Tenant has the right under the terms of this Lease to extend the term for an additional period of at least five years and does so within 30 days of the date of the property loss.

13.5 Landlord’s Election. If the Complex or Building is destroyed by more than 35 percent of the replacement cost, Landlord may elect to terminate this Lease, whether the Premises are damaged or not, as set forth in Section 13.1. A total destruction of the Complex terminates this Lease.

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ARTICLE 14. ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of less than the full Rent due hereunder shall be deemed to be other than on account of the earliest due Rent. No endorsement or statement on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept partial payment from Tenant without invalidation of any contractual notice required to be given herein and without invalidation of any notice required to be given by law.

ARTICLE 15. USE

The Premises may be used and occupied only for the Permitted Use and for no other use. Tenant shall not use or permit the use of the Premises in any manner that will disturb any other tenant in the Building or Complex, or obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure or annoy them or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the Building). Tenant shall not allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance or waste in, on or about the Premises, Building or Complex. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity including the Americans with Disabilities Act (“Laws”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. Tenant shall comply with the rules and regulations of the Building attached as Exhibit F (the “Rules and Regulations”) and such other reasonable rules and regulations adopted by Landlord from time to time. Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge as of the date of mutual execution of this Lease, neither Laws and Regulations nor the CC&Rs prohibit use of the Premises for general office use.

ARTICLE 16. COMPLIANCE WITH LAWS AND REGULATIONS

16.1 Tenant’s Obligations. Except as otherwise provided in Section 4.2, at its sole cost and expense, Tenant shall comply with and faithfully observe in the use or occupancy of the Premises the Laws and Regulations. Tenant’s obligation to comply with and observe the Laws and Regulations shall apply regardless of whether such Laws and Regulations regulate or relate to Tenant’s particular use of the Premises or relate to the use of premises in general, and regardless of the cost thereof. A judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any Laws and Regulations pertaining to the Premises have been violated, is conclusive of that fact as between Landlord and Tenant.

16.2 Condition of Premises. Subject to the express warranties made by Landlord elsewhere herein, and subject to performance of Landlord’s work, if any, as stated in Exhibit C, Tenant hereby accepts the Premises in “AS IS” condition as of the date of occupancy, subject to all applicable Laws and Regulations, Restrictions, and requirements in effect during any part of the Term regulating the Premises, and without other representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Premises, the suitability or fitness thereof for their intended purposes. Tenant acknowledges that the Premises in such condition are in good and sanitary order, condition and repair.

16.3 Hazardous Materials. Tenant shall use and store in the Premises and Complex only ordinary and general office and cleaning supplies containing Hazardous Materials in normal and customary amounts, those Hazardous Materials listed in Exhibit H attached hereto, and such other Hazardous Materials as have been previously approved by Landlord in writing (which approval may be withheld in Landlord’s sole and absolute discretion) and which are reasonably necessary for Tenant’s business. All such Hazardous Materials approved by Landlord shall be limited to quantities consistent with the approved use of the Premises and shall be used, stored and disposed of in full compliance with all Environmental Laws. Tenant shall not suffer or allow the introduction of any contaminating agent that would adversely impact the indoor air quality in the building, and shall at its sole

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cost and expense, provide any venting or any other precautionary measures for the Hazardous Materials stored and used by it in the Premises, as may be required under applicable Laws and Regulations and as is otherwise consistent with standard industry practice.

16.4 Mold. Tenant shall give Landlord Notice of any evidence of Mold, water leaks or water infiltration in the Premises within three business days of their discovery. To the extent that Tenant fails to give such Notice to Landlord on a timely basis or the mold is attributable to the use and occupancy of the Premises by Tenant or any Tenant Parties, then, at its expense, Tenant shall investigate, clean up and remediate any such Mold in the Premises. Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan. If Tenant gives timely Notice of the discovery of Mold and such Mold is not attributable to the use and occupancy of the Premises by Tenant or any Tenant Parties, then at its expense, Landlord shall investigate, clean up and remediate any such Mold in the Premises. All clean up and remediation shall be done in compliance with any applicable Laws and to the reasonable satisfaction of Landlord and Lender.

ARTICLE 17. ALTERATIONS

17.1 Consent of Landlord; Ownership. Tenant shall not make or allow alterations, additions or improvements to the Premises (collectively “Alterations”), including any increasing telecommunication demands or requiring the addition or expansion of Lines dedicated to the Premises without the prior written consent of Landlord. Tenant may not make any Alterations that affect Structural elements. Upon expiration or termination of this Lease, all Alterations shall be removed by Tenant unless: (i) Landlord has approved the Alteration in writing stating that they need not be so removed, or (ii) prior to the end of the Term Landlord, in its sole and subjective discretion, advises Tenant in writing that all or some portion of the Alterations need not be removed and in which cases such Alterations shall become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Premises provided that Tenant restores the Premises as indicated below.

17.2 Requirements. Landlord may condition its consent for any Alterations upon Tenant complying at its expense with reasonable conditions and requirements, including preparation of all construction plans, drawings and specifications for approval by Landlord; the use of contractors and subcontractors approved by Landlord; the delivery of performance and payment bonds showing Landlord as a beneficiary; and the delivery to Landlord of duplicate originals of all marked construction drawings. In requesting Landlord’s consent, Tenant may (x) ask Landlord to provide the approval set forth in Section 17.1 (i) and if Landlord does not so approve, in writing, it shall be deemed that Tenant must remove the Alteration unless Landlord later exercises its right under Section 17.1 (ii) or (y) condition Tenant’s willingness to do the Alteration on Landlord’s written agreement that Tenant can remove the Alteration at the end of the Lease Term. Tenant shall obtain all necessary permits for any Alterations as its sole obligation and expense, and strictly comply with the following requirements:

(a) Following approval by Landlord of Alterations, Tenant shall give Landlord at least ten days’ prior Notice of commencement of work in the Premises so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

(b) The Alterations must use materials of at least equal quality to Leasehold Improvements at the Commencement Date, and must be performed in compliance with all laws, ordinances, rules and regulation now or hereafter in effect and in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex; and

(c) All costs and expenses incurred by Landlord in altering, repairing or replacing any portion of the Premises, Building or Complex in connection with approving any Alterations shall be paid solely by Tenant to Landlord prior to commencing any Alterations.

17.3 Liens. Tenant will keep the Premises and the Complex free from any liens arising out of any Alterations done by Tenant. If a mechanic’s or other lien is filed against the Premises, Building or Complex through Tenant, Landlord may demand that Tenant furnish a satisfactory lien release bond in such form and

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amount as necessary to accomplish the release of such contested lien claim under RCW 64.04.161. Such bond must be posted ten days after Notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in any action contesting such lien or the foreclosure thereof, if Landlord elects to do so. Landlord may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as Additional Rent, with the next due Rent payment.

ARTICLE 18. MAINTENANCE AND REPAIRS

18.1 Landlord’s Obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and structural parts of the Complex and are not leased to others, janitor and equipment closets and shafts within the Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of equipment, Lines, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord, its servants, agents, or employees or unless Landlord fails to use reasonable and diligent efforts to perform any necessary repairs, replacements and maintenance after receiving Notice of such necessary repairs, replacements and maintenance from Tenant. The cost for such repairs, maintenance and replacement shall be included in Operating Costs in accordance with Section 2.19 hereof.

18.2 Negligence of Tenant. If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment, Lines, systems and/or facilities of the Building or the Complex, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the negligence, carelessness or misuse of Tenant, its agents, employees or anyone permitted by it to be in the Complex, or through it in any way, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent.

18.3 Tenant’s Obligations. Tenant shall repair and maintain the Premises (excluding any structural elements thereof), but including all interior partitions and walls, fixtures, Leasehold Improvements and alterations in the Premises and all electrical and telephone outlets and conduits, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Premises installed by or for Tenant, excepting only reasonable wear and tear and damage which Landlord has an obligation to repair as provided in Sections 13.2 and 18.1. Prior to commencement of any repairs, Tenant shall give Landlord at least ten days’ prior Notice so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law. Tenant must obtain the prior written approval from Landlord for Tenant’s contractor before the commencement of the repair. Landlord may require that Tenant use a specific contractor for repairs that affect the mechanical, heating, air conditioning, or electrical systems. Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner. Notwithstanding the foregoing, Tenant shall not make any repairs to the equipment, Lines, facilities or systems of the Building or Complex which are outside of the Premises or which do not exclusively serve the Premises.

18.4 Cleaning. At the end of each business day Tenant will leave the Premises in a reasonably clean condition for the purpose of the performance of Landlord’s cleaning services. Tenant shall maintain the appearance of the Premises consistent with the character, use and appearance of the Complex.

18.5 Common Areas. Subject to reimbursement as an Operating Cost, Landlord shall maintain the Common Area, establish and enforce reasonable rules and regulations therefor, close any of the Common Areas to whatever extent required in Landlord’s opinion to prevent a dedication of or the accrual of any rights of any person

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or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon, except that Landlord may not modify the Common Areas or any other area inside the Premises in any way that materially and adversely affects Tenant’s operation of its business upon the Premises for any extended period of time. Tenant acknowledges that Landlord is under no obligation to provide security for the Common Areas.

18.6 Waiver. Tenant waives all rights it may have under law or at equity to make repairs or to perform any obligation of Landlord arising under this Lease at Landlord’s expense.

ARTICLE 19. CONDEMNATION

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, including any award for the leasehold value. Tenant may seek a separate award for Tenant’s trade fixtures, tangible personal property, tenant improvements and relocation expenses, if specified in the award by the condemning authority and so long as it does not reduce Landlord’s award.

ARTICLE 20. ENTRY BY LANDLORD

Tenant shall permit Landlord and any lender with a loan secured by the Building and their agents (each a “Lender”) to enter the Premises at all reasonable times following 24 hours’ notice by phone or in person to the onsite manager of Tenant (except in case of emergency, when no such notice shall be required) for the purpose of (a) inspecting them, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (e) placing upon the Building any usual or ordinary “for sale” signs and showing the space to prospective purchasers, investors and lenders, or (f) placing on the Premises “to lease” signs or marketing and showing the Premises to prospective tenants at any time Tenant is in uncured default hereunder or otherwise within 180 days prior to the expiration of this Lease, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. In the case of entering the Premises for the purposes identified in clauses (b) and (c) above, Landlord shall use reasonable efforts to minimize their effect on Tenant’s operation of its business in the Premises, which measures shall include, without limitation, scheduling any such work for weekends or nights, whenever reasonably possible, accelerating the work whenever reasonably possible, and daily clean up of the affected portions of the Premises.

ARTICLE 21. SIGNS

Except as otherwise provided in Paragraph D of Addendum No. 1, Tenant shall not place on the Premises or Complex any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Premises, without Landlord’s prior written consent, which Landlord may withhold in its sole discretion. The cost of installation and maintenance of any approved signs shall be at the sole expense of Tenant. At the end of the Term, Tenant shall remove all its signs and damage caused by the removal shall be repaired at Tenant’s expense.

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ARTICLE 22. DEFAULT

22.1 Tenant Default. Without limiting or superseding any separate cure rights that Tenant may have under applicable law, the occurrence of any of the following shall constitute an immediate default and breach of this Lease by Tenant (except where cure periods are expressly provided):

(a) Any failure by Tenant to pay when due the Rent or make any other required payment;

(b) Tenant’s failure to observe or perform any Lease provision where such failure continues for ten days after Notice thereof to Tenant; provided, if the nature of the default is such that it cannot reasonably be cured within the ten-day period, Tenant shall not be deemed in default if, in the ten-day period, Tenant commences to cure and thereafter diligently prosecute the cure to completion;

(c) If at any time during the Term there is a Bankruptcy Event involving Tenant;

(d) Any attempted Transfer in violation of Article 8; or

(e) Tenant fails to take possession of the Premises on the Commencement Date.

22.2 Landlord Default. Landlord shall be in default if it fails to observe or perform any of the covenants, conditions or provisions of this Lease for a period longer than 30 days after Notice from Tenant; provided, however, that if more than 30 days is required for performance, Landlord shall not be in default if it commences performance within 30 days of Tenant’s Notice and thereafter completes such performance diligently and within a reasonable time. Notwithstanding the foregoing, Landlord shall be deemed to be in immediate default under this Lease without opportunity to cure if Tenant is physically removed or excluded from the Premises as a result of Landlord’s breach of its covenant of quiet enjoyment.

ARTICLE 23. REMEDIES UPON DEFAULT

23.1 Termination and Damages. In the event of any Tenant default, in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Notice of such intention to terminate. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves could have been reasonably avoided. As used in subsections 23.1(a) and (b) the “worth at the time of award” is computed by including interest at ten percent per annum; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss (computed by discounting such amount at the discount rate at the time of award of the Federal Reserve Bank for the State plus one percent) that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease.

23.2 Personal Property. In the event of default by Tenant, Landlord shall have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises. Such property may be stored in a public warehouse at the cost of and for the account of Tenant.

23.3 Recovery of Rent; Reletting.

(a) In the event of the abandonment of the Premises by Tenant or if Landlord elects to either reenter as provided for in this Lease or take possession of the Premises either pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in subsection (c), below, this Lease shall continue in effect, and Landlord may enforce all its rights and remedies under this Lease, including Landlord’s right to recover all Rent as it becomes due and/or to relet all or part of the Premises for lease term(s), Rent on such terms as are commercially reasonable. Alterations, acts of maintenance or

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preservation, efforts to relet the Premises, the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b) If Landlord elects to relet, the Rent received by Landlord from reletting shall be applied in the following order: (1) to the payment of any indebtedness other than Rent due hereunder from Tenant; (2) to the payment of any reasonable cost of reletting, including brokerage fees; (3) to the payment of the reasonable cost of any alterations and repairs to the Premises; (4) to the payment of Rent due and unpaid hereunder; and (5) any residue shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the portion of Rent received under clause (b) (4) is less than the Rent payable during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord immediately upon demand. Tenant shall also pay to Landlord when ascertained, any reasonable costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the Rents received from such reletting.

(c) No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a Notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

23.4 No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder.

23.5 Curing Defaults. If Tenant fails to repair, maintain, keep clean, or service any of the Premises or fails to perform any other Lease obligation, then after having given Tenant reasonable Notice of any failure and a reasonable opportunity to remedy the failure, which in no case shall exceed ten days, Landlord may enter upon the Premises and perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord as Additional Rent all direct and indirect costs incurred in connection therewith.

23.6 Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease are cumulative. None of them is exclusive of any others or of any legal or equitable remedy that Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord will not in any way impair its right to any other right or remedy.

23.7 Duty to Mitigate. Notwithstanding anything to the contrary in this Lease, each party shall have an affirmative obligation to use commercially reasonable efforts to mitigate its damages, adverse impacts and costs (and in Landlord’s case, the costs of reletting) in the event of a default, error or delay by the other party; provided, however, in all cases Landlord shall be entitled to lease other vacant space first before reletting some or all of the Premises following a Tenant default.

ARTICLE 24. SURRENDER OF LEASE

At the termination of this Lease or Tenant’s right of possession, Tenant shall return the Premises to Landlord in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. Tenant shall ascertain from Landlord at least 30 days prior to the termination of this Lease, which Alterations are to be removed in accordance with Article 17 and then Tenant shall forthwith remove the appropriate Alterations and restore the Premises to the condition required herein, entirely at its own expense. At its sole cost and expense, Tenant shall repair all damage to the Premises caused by the removal of trade fixtures or personal property that Tenant is permitted or required to remove.

ARTICLE 25. NOTICES

All notices required or permitted to be given under this Lease (“Notice”), shall be in writing and shall be given or made to the respective party at the address or number set forth in Sections 1.2 and 1.3 of this Lease by (i) personal service; (ii) mailing by registered or certified mail, return receipt requested, postage prepaid; (iii) reputable courier

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which provides written evidence of delivery; or (iv) facsimile with the date and time imprinted during transmission. Either Party may change its address for Notice by a Notice sent to the other. Each Notice shall be deemed given or made upon receipt or refusal to receive except that facsimile notices sent on an non-business day or after 5:00 p.m. an a business day shall not be deemed delivered until the next business day.

ARTICLE 26. SUBORDINATION

26.1 Priority of Encumbrances. This Lease shall be subordinate to any ground lease, first mortgage, or first deed of trust now or hereinafter affecting the real property of which the Premises are a part (each a “Security Instrument”) and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, but subject to all of Landlord’s remedies for a default by Tenant and except as otherwise provided by any Lender Carve Outs (as defined in Section 26.3 below), Tenant’s rights under the Lease will be recognized. If a Lender or ground Landlord gives Tenant Notice of its election to have this Lease prior to the lien of its Security Instrument, this Lease shall be deemed prior to such Security Instrument, whether this Lease is dated prior or subsequent to the date of said Security Instrument or the date of recording thereof.

26.2 Execution of Documents. Tenant agrees that no documentation other than this Lease is required to evidence such subordination, however, within ten days after receipt of Notice by Landlord, Tenant agrees to execute any documents required to effectuate such subordination and any attornment or to make this Lease prior to the lien of any Security Instrument, as the case may be, so long as the same do not materially change the rights and duties of the parties hereunder, except insofar as any of the Lender Carve Outs apply. Failure to comply with this Article within the ten-day period set forth above shall be an immediate breach of this Lease by Tenant, without opportunity to cure, giving Landlord all rights and remedies under Article 23 hereof, as well as a right to damages caused by the loss of a loan, lease or sale which may result from such failure by Tenant.

26.3 Attornment. If a Lender or ground Landlord enforces its remedies provided by law or under the pertinent Security Instrument and succeeds to Landlord’s interest in the Premises (a “Successor-in-Interest”), Tenant shall, upon request of any Successor-in-Interest, automatically become the tenant of said Successor-in-Interest without change in the terms or other provisions of this Lease. The Successor-in-Interest shall not be (i) bound by any payment of Rent for more than 30 days in advance; (ii) bound by any modification or amendment of this Lease to shorten the term or decrease the Base Rent without the consent of the Lender or ground Landlord; (iii) liable for any act or omission of Landlord or any previous landlord, except to the extent the same constitutes a continuing event of default after such party succeeds to Landlord’s interest; (iv) bound by any obligation of Landlord under the Lease that is not reasonably susceptible to performance by the Successor-in-Interest; (v) subject to any offset, defense, recoupment or counterclaim that Tenant may have as against Landlord or any previous landlord; or (vi) liable for any deposit that Tenant may have made with respect to Landlord or previous landlord that has not been transferred to the Successor-in-Interest (collectively, the “Lender Carve Outs”). Within ten days after Notice of a request by Successor-in-Interest, Tenant shall deliver an executed attornment agreement in a form required by such Successor-in-Interest, so long as the same do not materially change the rights and duties of the parties hereunder, except insofar as any of the Lender Carve Outs apply.

ARTICLE 27. ESTOPPEL CERTIFICATES

27.1 Execution by Tenant. Within ten days after receipt of Notice by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging that (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification

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documents); (ii) no default exists on the part of Landlord or Tenant under this Lease (or, if there are, then stating them); (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease (or, if there are, then stating them); (iv) no Rent in excess of one month’s Rent has been paid in advance; (v) Tenant has not sold, assigned, transferred, mortgaged or pledged this Lease or the Rent nor has it received notice of same (or, if it has, then so stating); (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord (or, if it has, then so stating), and (vi) such other matters as Landlord may reasonably request (so long as such other statements do not materially change the rights and/or duties of the parties). Landlord, any Lender, or any prospective purchaser of the Building or Complex may rely upon such estoppel certificate. Failure to comply with this Article within the ten-day period set forth above shall be an immediate breach of this Lease by Tenant, without opportunity to cure, giving Landlord all rights and remedies under Article 23 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Tenant.

27.2 Financing, Sale or Transfer. If Landlord desires to finance, refinance, sell, or otherwise transfer the Premises, Building or Complex, or any part thereof, Tenant agrees, within ten days of request therefor by Landlord, to deliver to Landlord and any lender, prospective buyer or transferee designated by Landlord financial statements of Tenant and any parent company as may be reasonably required by such party. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

ARTICLE 28. LENDER PROTECTION

Tenant agrees to give any Lender, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been given Notice of the address of such Lender, either pursuant to an estoppel certificate, subordination agreement or otherwise. Tenant agrees that if Landlord fails to cure the default within the time provided for in this Lease, Lender shall have an additional 30 days within which to cure the default or, if the default cannot be cured within that time, then such additional time as may be necessary if, within the 30 days, Lender has commenced and is diligently pursuing the remedies necessary to cure the default (including commencement of foreclosure proceedings, if necessary). This Lease shall not be terminated while such remedies are being pursued.

ARTICLE 29. BANKRUPTCY

If at any time during the Term there is a Bankruptcy Event, the following provisions shall apply:

(a) Any receiver, assignee for the benefit of creditors (“assignee”), trustee of any kind, or Tenant as debtor-in-possession (“debtor”) shall either expressly assume or reject this Lease within sixty days following the assignment to the assignee or the filing of the pleading initiating the receivership or bankruptcy case. All such parties agree that they will not seek Court permission to extend such time for assumption or rejection. Failure to assume or reject in the time set forth herein shall mean that the Lease may be terminated at Landlord’s option. Rejection of the Lease shall be a default under the Lease.

(b) If the Lease is assumed by a debtor, receiver, assignee or trustee, such party shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; (2) pay Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for such loss; and (3) provide adequate assurance of future performance.

(c) Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

(d) Landlord reserves all remedies available to Landlord in Article 23 or at law or in equity in respect of a Bankruptcy Event by Tenant, to the extent applicable law permits such remedies.

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(e) Tenant agrees that all attorney’s fees and costs incurred by Landlord in dealing with a bankruptcy of Tenant are an actual pecuniary loss of Landlord and Tenant agrees that it shall pay all such costs and expenses in the event of any assumption or Transfer of the Lease.

ARTICLE 30. MISCELLANEOUS PROVISIONS

30.1 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

30.2 Construction. Whenever the singular is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular. Items following the terms “include” or “including” are descriptive only and not by way of limitation. All approvals to be given by a Party to the Lease are not to be unreasonably withheld, conditioned or delayed unless specifically indicated to the contrary in the Lease.

30.3 Modifications. This instrument contains all the agreements, conditions and representations made between the Parties and may only be modified by a written agreement signed by all of the Parties.

30.4 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

30.5 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until the Parties have fully executed a final document. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

30.6 Limitation of Liability. In the event of default, breach, or violation by Landlord of any of Landlord’s obligations under this Lease, Landlord’s liability to Tenant shall be limited to its ownership interest in the Building or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord. Landlord shall not be personally liable for any deficiency beyond its interest in the Building.

30.7 Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

30.8 Survival. All obligations of Tenant which may accrue or arise during the Term of this Lease or as a result of any act or omission of Tenant during the Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

30.9 Brokers. Landlord and Tenant each represent and warrant to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, except for the Broker identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

30.10 Non-liability of Landlord. Except as otherwise expressly stated in this Lease, the consent or approval, whether express or implied, or the act, failure to act or failure to object, by Landlord in connection with any plan, specification, drawing, proposal, request, act, omission, notice or communication by or for Tenant, shall not create any responsibility or liability on the part of Landlord, and shall not constitute a representation by Landlord, with respect to the completeness, sufficiency, efficacy, propriety, quality or legality of such act.

30.11 Attorneys’ Fees. In the event of litigation or arbitration between the Parties with respect to this Lease, then all costs and expenses, including all reasonable fees of appraisers, accountants, experts, consultants and attorneys (collectively “Professional Fees”) incurred by the prevailing party shall be paid by the other party.

30.12 Effect of Waiver. Landlord’s waiver of any breach of a Lease provision is not a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition of the Lease. Landlord’s acceptance of any Rent shall not be a waiver of any breach or rights, including the right to possession, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any existing breach at the time of acceptance of such Rent.

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30.13 Holding-Over. If Tenant remains in possession of the Premises after the expiration of the Term, with Landlord’s written consent, then such holding over shall be construed as a month-to-month tenancy, subject to all the conditions, provisions and obligations of this Lease (as applicable to a month-to-month tenancy) as existed during the last month of the Term, except the Base Rent shall be increased to 150% of the Base Rent then payable. Any option or right to extend, renew or expand shall not be applicable. Landlord’s acceptance of Rent after such expiration or termination shall not constitute a holdover hereunder or result in a renewal of this Lease.

30.14 Binding Effect. The covenants and conditions of this Lease, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns the Parties.

30.15 Time of the Essence. Time is of the essence of this Lease.

30.16 Release of Landlord. If Landlord sells its interest in the Building or Complex, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease except those already accrued. If Tenant provides a Security Deposit, Landlord may transfer the Security Deposit to a purchaser of the Building and Landlord shall be discharged from any further liability in reference thereto.

30.17 Waiver by Tenant. The Parties have negotiated numerous provisions of this Lease, some of which are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control.

30.18 Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day” means any day other than a Saturday, Sunday or federal or State holiday.

30.19 Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other on any matters whatsoever arising out of this Lease, or any other claims.

30.20 Authorization. Each person executing this Lease on behalf of a Party represents and warrants that he or she is duly authorized to execute this Lease on behalf of such Party.

30.21 Quiet Enjoyment. Landlord covenants and agrees that, so long as this Lease is in full force and effect an Tenant is not in default under this Lease beyond any applicable cure periods, Tenant shall have quiet enjoyment of the Premises during the Term (as may be extended) of this Lease.

Landlord and Tenant have executed this Lease as of the date first written above.

“Tenant”		“Landlord”

Impinj, Inc., a		Bedford Property Investors, Inc., a
Washington corporation		Maryland corporation

By:	/s/ Evan Fein	By:	/s/ Stephen M. Silla
Name:	Evan Fein	Name:	Stephen M. Silla
Title:	VP Finance	Title	Sr. V.P.

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FOR OFFICE USE ONLY:

PREPARED BY:	;	REVIEWED BY:	;	APPROVED BY:

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STATE OF California	)
	)	ss.
COUNTY OF Contra Costa	)

I certify that I know or have satisfactory evidence that Stephen M. Silla is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Sr. V.P. of Bedford Property Investors, Inc., the corporation that executed the within and foregoing instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this   2   day of   Dec.  , 2004.

/s/ Rebecca L. Ingraca
Rebecca L. Ingraca
(Print or type name)
NOTARY PUBLIC in and for the State of Calif., residing
at Benicia
My Commission expires: 9-14-07

[Seal or Stamp]

STATE OF Washington	)
	)	ss.
COUNTY OF King	)

I certify that I know or have satisfactory evidence that Evan Fein is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the V.P. of Impinj, Inc., the corporation that executed the within and foregoing instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this   30   day of   Nov.  , 2004.

/s/ Francisco Rizo
Francisco Rizo
(Print or type name)
NOTARY PUBLIC in and for the State of WA, residing at Mt. Lake Terr.
My Commission expires: 8-9-2005

[Seal or stamp]

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EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

PARCEL A:

THOSE PORTIONS OF BLOCK 84 OF DENNY & HOYT’S SUPPLEMENTAL PLAT TO THE CITY OF SEATTLE, ACCORDING TO PLAT RECORDED IN VOLUME 3 OF PLATS AT PAGE(S) 3, IN KING COUNTY, WASHINGTON, AND OF THE BURLINGTON NORTHERN, INC. RIGHT OF WAY FOR ITS FORMER SUMAS BRANCH IN SECTION 18, TOWNSHIP 25 NORTH, RANGE 4 EAST, W.M., IN SAID KING COUNTY, SAID PORTIONS BEING DESCRIBED AS A WHOLE AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE NORTHERLY PROLONGATION OF THE EAST LINE OF THE WEST 7.00 FEET OF SAID BLOCK 84 AND THE NORTHERLY MARGIN OF SAID BURLINGTON NORTHERN RIGHT OF WAY;

THENCE SOUTH 77°28’32” EAST 194.84 FEET ALONG SAID NORTHERLY MARGIN;

THENCE SOUTH 06°16’09” WEST 117.67 FEET;

THENCE SOUTH 77°28’32” EAST 69.78 FEET;

THENCE SOUTH 12°31’28” WEST 31.25 FEET;

THENCE SOUTH 77°28’32” EAST 70.75 FEET;

THENCE SOUTH 12°31’28” WEST 24.72 FEET;

THENCE SOUTH 77°28’32” EAST 50.92 FEET;

THENCE SOUTH 12°31’28” WEST 121.78 FEET;

THENCE NORTH 77°28’32” WEST 172.20 FEET;

THENCE WEST 158.54 FEET TO SAID EAST LINE OF THE WEST 7.00 FEET OF BLOCK 84 AND THE EAST MARGIN OF FREMONT AVENUE NORTH;

THENCE NORTH 00°09’34” EAST 336.91 FEET ALONG SAID EAST MARGIN AND ITS NORTHERLY PROLONGATION TO THE POINT OF BEGINNING;

(ALSO KNOWN AS LOT A OF CITY OF SEATTLE LOT BOUNDARY ADJUSTMENT NO. 9700157, RECORDED UNDER RECORDING NO. 9706050452.)

PARCEL B:

THOSE PORTIONS OF BLOCK 84 AND OF LOTS 1 THROUGH 3, INCLUSIVE, IN BLOCK 85 OF DENNY & HOYT’S SUPPLEMENTAL PLAT TO THE CITY OF SEATTLE, ACCORDING TO PLAT RECORDED IN VOLUME 3 OF PLATS AT PAGE(S) 3, IN KING COUNTY, WASHINGTON, AND OF LOT 1 IN BLOCK 98 OF LAKE UNION SHORELANDS, ACCORDING TO THE OFFICIAL MAPS ON FILE IN THE OFFICE OF THE COMMISSIONER OF PUBLIC LANDS IN OLYMPIA, WASHINGTON, SAID PORTIONS BEING DESCRIBED AS A WHOLE AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE NORTHERLY PROLONGATION OF THE EAST LINE OF THE WEST 7.00 FEET OF SAID BLOCK 84 AND THE NORTHERLY MARGIN OF SAID BURLINGTON NORTHERN, INC., RIGHT OF WAY FOR ITS FORMER SUMAS BRANCH IN SECTION 18, TOWNSHIP 25 NORTH, RANGE 4 EAST, W.M., IN SAID KING COUNTY;

THENCE SOUTH 77°28’32” EAST 194.84 FEET ALONG SAID NORTHERLY MARGIN;

THENCE SOUTH 06°16’09” WEST 117.67 FEET;

THENCE SOUTH 77°28’32” EAST 69.78 FEET;

THENCE SOUTH 12°31’28” WEST 31.25 FEET;

THENCE SOUTH 77°28’32” EAST 70.75 FEET;

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THENCE SOUTH 12°31’28” WEST 24.72 FEET;

THENCE SOUTH 77°28’32” EAST 50.92 FEET;

THENCE SOUTH 12°31’28” WEST 121.78 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 77°28’32” WEST 172.20 FEET;

THENCE WEST 158.54 FEET TO SAID EAST LINE OF THE WEST 7.00 FEET OF BLOCK 84 AND THE EAST MARGIN OF FREMONT AVENUE NORTH;

THENCE SOUTH 00°09’34” WEST 192.81 FEET ALONG SAID EAST MARGIN AND ITS NORTHERLY PROLONGATION TO THE NORTHEASTERLY MARGIN OF THE LAKE WASHINGTON SHIP CANAL AS CONDEMNED ON NOVEMBER 25, 1898 UNDER KING COUNTY SUPERIOR COURT CAUSE NO. 21942; THENCE SOUTH 56°49’54” EAST 452.56 FEET ALONG SAID NORTHEASTERLY MARGIN AND THE SOUTHWESTERLY LINE OF SAID BLOCK 98 TO THE MOST SOUTHERLY CORNER OF SAID BLOCK 98;

THENCE NORTH 63°49’55” EAST 106.00 FEET ALONG THE SOUTHEASTERLY LINE OF SAID BLOCK 98 TO THE WEST LINE OF THE EAST 50.71 FEET OF SAID LOT 1 IN BLOCK 98, AND THE WEST MARGIN OF AURORA AVENUE NORTH;

THENCE NORTH 00°18’53” EAST 345.29 FEET ALONG SAID WEST LINE AND MARGIN;

THENCE WEST 99.03 FEET TO A POINT WHICH BEARS NORTH 77°28’32” EAST FROM THE TRUE POINT OF BEGINNING;

THENCE NORTH 77°28’32” WEST 50.86 FEET TO THE TRUE POINT OF BEGINNING;

(ALSO KNOWN AS LOT B OF CITY OF SEATTLE LOT BOUNDARY ADJUSTMENT NO. 9700157, RECORDED UNDER RECORDING NO. 9706050452.)

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EXHIBIT B-1

PLAN OF THE COMPLEX

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EXHIBIT B-2

PLAN OF THE BUILDING

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EXHIBIT B-3

FLOOR PLAN OF THE PREMISES

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EXHIBIT C

CONSTRUCTION OBLIGATIONS

1. Defined Terms. All capitalized terms referred to in this Exhibit C (this “Agreement”) not defined below shall have the same meaning as defined in the Lease of which this Agreement forms a part.

2. Construction of Tenant Improvements. Landlord shall construct the Tenant Improvements in accordance with this Agreement and the Approved Construction Plans (as hereinafter defined.)

3. Definitions. Each of the following terms shall have the following meaning:

“Base Tenant Improvement Allowance” shall mean $366,905, which is the amount to be contributed by Landlord toward Tenant Improvement Cost.

“Building” shall mean the Building Shell and the Tenant Improvements.

“Building Shell” shall mean the basic minimum enclosure of the Building consisting of the foundation and floors, structural framework, roof coverings, exterior walls and exterior doors and windows, basic fire sprinkler systems, underground electrical power stubs, plumbing system stubs, the parking lots and landscaping appurtenant to the Complex, but excluding all Tenant Improvements.

“Construction Plans” shall mean the complete plans and specifications for the construction of the Tenant Improvements, which shall be in substantial compliance with the Approved Preliminary Plans, consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by Space Planner, and in all respects shall be in substantial compliance with all applicable laws, rules, regulations, building codes for the City of Seattle.

“Contractor” shall be determined in accordance with Section 6 below. Landlord shall engage Contractor to construct the Tenant Improvements.

“Forces Majeure” shall mean any delay resulting from or caused by an Act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, malicious mischief, inability to procure or general shortage of labor, equipment, facilities, materials, or supplies in the open market, Landlord’s inability (despite its reasonable and diligent efforts) to obtain necessary government approvals, licenses or permits, failure of transportation, strike, lockout, action of labor unions, litigation not within the reasonable control of Landlord, condemnation, requisition, supervening law, order or regulation of government or civil, military or naval authority, or any other cause (excluding financial inability) whether similar or dissimilar to the foregoing not within the reasonable control of the parties. The time for performance of any obligation shall be appropriately extended by the period of any actual delay caused by any of the foregoing Forces Majeure events.

“Tenant Delay” shall mean any delay in the construction of the Tenant Improvements, or any delays in approvals or submissions required hereunder beyond the time period provided for in this Agreement caused by (i) any changes in the nature or scope of the Tenant Improvements requested by Tenant after approval of the Approved Preliminary Plan, (ii) Tenant’s failure to timely provide Landlord with any needed information on the Tenant Improvements, or (iii) Tenant’s failure to timely review and approve any Preliminary Plans, Construction

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Plans or finish specifications for the Tenant Improvements. In the event Landlord fails to deliver the Leased Premises on the Estimated Delivery Date due to any Tenant Delay, this Lease shall be deemed to have commenced and the obligations of Tenant under the Lease, including without limitation the obligation to pay all rent due thereunder, shall have been deemed commence on the date the Lease would otherwise have commenced had it not been for Tenant Delay. Any and all reasonable costs and expenses incurred by Landlord following notice thereof to Tenant as a result of any Tenant Delay, including without limitation, architectural, engineering and space planning fees, permit resubmittal fees, increased Tenant Improvement Costs, and the like shall be the sole responsibility and obligation of Tenant and shall be reimbursed by Tenant to Landlord within twenty (20) days following demand therefore.

“Tenant’s Personal Property” shall mean all personal property constructed or installed in the Leased Premises by Tenant at Tenant’s expense, including furniture, fixtures and equipment, but excluding Tenant Improvements.

“Space Planner” shall mean Burgess Weaver Design Group. Space Planner shall be employed by Landlord and all costs of Space Planner will be the responsibility of Tenant, as part of the Tenant Improvement Cost.

“Substantial Completion” or “Substantially Complete” shall be the date that both (i) the Certificate of Occupancy or its equivalent has been issued by the City of Seattle, and (ii) the construction of the Tenant Improvements is sufficiently complete so that Tenant can legally occupy and utilize the Leased Premises, subject only to minor “punchlist” items (as determined jointly by Landlord and Tenant), the completion of which will not materially affect Tenant’s use and occupancy of the Leased Premises. Landlord shall cause all punchlist items to be completed within a reasonable time (and in no event more than thirty (30) days except for those items that require more time due to unavailability of materials or long shipping times) following Substantial Completion.

“Tenant Improvements” shall mean all interior portions of the Building to be constructed by Landlord for Tenant pursuant to this Agreement and the Approved Construction Plans, including but not limited to, electrical systems, heating, ventilating and air conditioning systems (“HVAC”), plumbing and fire sprinkler systems (to the extent the electrical, HVAC, plumbing and fire sprinkler systems are not included in the Building Shell), interior partitions, millwork, floor coverings, acoustical ceilings, interior painting, and similar items.

“Tenant Improvement Cost” shall mean the costs for construction and installation of the Tenant Improvements, inclusive of the fees charged by Space Planner. The costs for construction and installation shall include, but not be limited to, the following costs actually incurred by Landlord:

(a) architectural/space planning fees and costs charged by Space Planner in the preparation of the Preliminary Plans and Construction Plans;

(b) any and all other fees and costs charged by architects, engineers and consultants in the preparation of the Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and applications for payment, monitoring the work, and other customary engineering, architectural, interior design and space planning services;

(c) surveys, reports, environmental and other tests and inspections of the site and any improvements thereon;

(d) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen;

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(e) the furnishing and installation of all HVAC duct work, terminal boxes, distributing diffusers and accessories required for completing the heating, ventilating and air conditioning system in the Leased Premises, including costs of meter and key control for after-hour usage, if required by Landlord;

(f) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Leased Premises, including costs of meter and key control for after-hour electrical power usage;

(g) all window and floor coverings in the Leased Premises:

(h) all fire and life safety control systems, such as fire walls, sprinklers and fire alarms, including piping, wiring and accessories installed within the Leased Premises;

(i) all plumbing, fixtures, pipes and accessories installed within the Leased Premises;

(j) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and plan checks) required for the construction of the Tenant Improvements in the Leased Premises;

(k) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements;

(l) all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority in connection with the construction of the Tenant Improvements.

Tenant Improvement Costs shall not include the cost of any of Tenant’s Personal Property or the installation thereof, which shall be performed by Tenant at its sole cost and expense.

4. Space Plan for Tenant Improvements. The space plan for the Tenant Improvements is being prepared by Space Planner.

The Approved Preliminary Plans shall be used by Space Planner to develop the Construction Plans.

5. Construction Plans for Tenant Improvements.

5.1 Preparation by Space Planner. Space Planner shall provide Tenant with completed Construction Plans showing (i) Tenant’s partition layout and the location and details; (ii) the location of telephone and electrical outlets; (iii) the location, style and dimension of any desired special lighting; (iv) the location, design and style of all doors, floor coverings and wall coverings; (v) the location, design, style and dimensions of cabinets and casework; and (vi) all details, including “cut sheets,” for the Tenant Improvements, which shall be in conformity with the Approved Preliminary Plans. The Construction Plans shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction of the Tenant Improvements.

5.2 Tenant’s Review of Construction Plans for Tenant Improvements. Within five (5) business days after receipt of the Construction Plans, Tenant shall notify Landlord in writing of any reasonable changes necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans. Failure of Tenant to deliver to Landlord written notice of the changes within the five (5) business day

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period shall constitute approval by Tenant of the Construction Plans. If any changes requested by Tenant are reasonably necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans, Space Planner shall make such changes and resubmit the revised Construction Plans for approval by Tenant in accordance with this Section 5.2. It shall be the obligation of Space Planner to ensure that the Construction Plans comply with all applicable laws.

6. Construction Costs. Once the Construction Plans have been reviewed and approved by Landlord and Tenant, Landlord shall obtain from Foushee & Associates and Metropolitan Contracting Inc., bid price for constructing the Tenant Improvements (each, a “Bid”) in conformity with the Construction Plans. Within five (5) business days following delivery of the Bids, Tenant shall notify Landlord, in writing, which Bid it wishes to select (“Approved Bid”) or whether Tenant disapproves both Bids. Upon Tenant’s notification of an Approved Bid, it shall be deemed that Tenant has agreed to pay all Tenant Improvement Costs up to the total amount of the Approved Bid, the Construction Plans, upon which the Approved Bid is based, shall constitute the “Approved Construction Plans”, and the contractor who made the Approved Bid shall be deemed the “Contractor”. In the event that Tenant disapproves the Bid, Tenant shall as soon as practicable thereafter, meet with Space Planner and revise the Construction Plans to reduce the cost of the work. Any changes to the Construction Plans proposed by Tenant in order to reduce the cost of the work shall require Landlord’s written consent, not to be unreasonably withheld, conditioned and delayed (and which shall be deemed given if Landlord fails to respond within seven (7) business days). Once Tenant has completed its revisions to the Construction Plans, Landlord shall solicit new Bids from the same contractors and the process shall continue until such time that Tenant approves one of the Bids. Any time in excess of 20 days total spent revising the Constructions Plans and rebidding the work until Tenant has selected an Approved Bid shall constitute Tenant Delay.

7. Building Permit. Landlord shall be responsible for obtaining a building permit (“Building Permit”) for the Tenant Improvements. To the extent reasonably requested by Landlord, Tenant shall assist Landlord at no material cost to Tenant in obtaining the Building Permit. After approval by Landlord and Tenant of the Construction Plans as provided above, Landlord or its Contractor shall submit the Approved Construction Plans to the appropriate governmental body for plan checking and a Building Permit. Landlord shall cause to be made any change in the Approved Construction Plans necessary to obtain the Building Permit, provided that before making any required change that would materially (i) change the Construction Plans, (ii) increase the costs of the Tenant Improvements to Tenant, or (iii) delay completion of the Tenant Improvements, Landlord shall notify Tenant of such required change and await instructions from Tenant (“Material Required Change”). If Tenant does not provide any written instructions to Landlord within three (3) business days after receiving notice of the Material Required Change, Tenant shall be deemed to have approved the Material Required Change and Landlord shall be authorized to proceed with such Material Required Change. If, within such three (3) business day period, Tenant does provide instructions (other than instructions to adopt the Material Required Change) and such instructions are reasonable, Landlord shall use reasonable efforts to implement Tenant’s instructions and any and all delays in completion of the Tenant Improvements attributable to pursuing and implementing such instructions in excess of 20 days of delay total shall constitute Tenant Delay.

8. Change Requests.

8.1 Approval. No changes to the Approved Construction Plans requested by Tenant (each, a “Change Request”) shall be made without (i) Landlord first providing notice to Tenant of the estimated delay and increased costs associated with such Change Request and Tenant reconfirming its request to make such Change Request, and (ii) Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, subject to the following:

(i) No Change Request shall affect the structure or operating systems of the Building;

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(ii) Landlord may require Tenant to pay to Landlord within thirty (30) days of written notice from Landlord, the amount by which the Tenant Improvement Cost, after implementation of the Change Request, is reasonably estimated by Landlord to exceed the Base Tenant Improvement Allowance, including without limitation, increases in construction costs and other charges payable hereunder caused by any delay in construction of the Tenant Improvements as a result of a Change Request;

(iii) A Change Request shall constitute an agreement by Tenant to any delay in completion of the Tenant Improvements to the extent caused by Landlord’s reviewing, processing and implementing the Change Request, all of which delays shall be deemed a Tenant Delay;

(iv) Landlord shall accept only Change Requests signed by Tenant’s representative,     Evan Fein. Tenant may from time to time designate a different representative to authorize Change Requests.

(v) Any net delay in completion of the Tenant Improvements to extent caused by a Change Request shall not delay the commencement of the term of the Lease from the date the term of the Lease would otherwise have commenced had it not been for the Change Request. Tenant agrees that the Lease and all obligations of Tenant thereunder (including without limitation the obligation to pay rent) shall commence on the date that the term of the Lease would otherwise have commenced had it not been for the delay, if any, resulting from the Change Request (provided that date is on or after the Estimated Commencement Date).

8.2 Procedure. Except with respect to the mechanical and electrical systems of the Building, within five (5) business days after receipt of a written Change Request from Tenant, Landlord shall notify Tenant verbally of Landlord’s approval or disapproval of the Change Request; Landlord shall confirm, in writing, Landlord’s approval or disapproval within five (5) business days after receipt of Tenant’s written Change Request. All costs paid by Landlord to unaffiliated parties in connection with review of proposed Change Requests shall be part of the Tenant Improvement Cost. With respect to Change Request related to the Building’s mechanical and electrical systems, Landlord shall have five (5) business days to respond orally and ten (10) business days to confirm its decision in writing. If Landlord fails to notify Tenant of Landlord’s approval of the Change Request within the required period, the Change Request shall be deemed approved.

8.3 Period of Review. The period of Landlord’s review of a proposed Change Request, and the period during which Tenant has the right to revoke a Change Request, shall be deemed Tenant Delays.

8.4 Minor Changes in Work. Landlord shall have the authority, without the consent of Tenant, to order any immaterial changes to the Tenant Improvements not involving an increase in cost to Tenant or a delay in the completion of the Tenant Improvements. Delays caused by Landlord’s compliance with supervening laws or regulations shall not be deemed delays within Landlord’s control, and Landlord shall have no responsibility or liability with respect to such delays.

9. Payment of Contractor. Once Landlord and Tenant have agreed upon the Approved Bid, and a contract for the construction of the Tenant Improvements has been entered into with the Contractor, Landlord shall be responsible for making monthly progress payments to Contractor in accordance with the construction contract, subject to reimbursement by Tenant pursuant to the following procedure. Once the Approved Bid has been agreed upon, if the total Approved Bid is in excess of the Base Tenant Improvement Allowance, Tenant shall reimburse Landlord each month, within twenty (20) days of receipt of bills or invoices representing the current months’ payment obligation to the Contractor (the “Monthly Payment”), for that portion of the Monthly Payment determined by taking a fraction, the numerator of which is the difference between the Bid Price and the Base Tenant Improvement Allowance, and the denominator of which is the Approved Bid, and multiplying the Monthly Payment by such fraction. Landlord shall have no obligation to pay Contractor unless and until Landlord shall have received such sum from Tenant. Any delays in construction of the Tenant Improvements caused as a result of Tenant’s failure to timely Landlord as provided herein, shall be deemed to be a Tenant Delay for which Tenant shall be solely responsible.

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10. Commencement and Completion of Tenant Improvements. As soon as the Construction Plans have been prepared, reviewed and approved as specified herein, Landlord has obtained the Building Permit and other necessary authorizations for the construction of the Tenant Improvements from the City of Seattle and any other governmental, quasi-governmental or regulatory agency, Landlord and Tenant have agreed upon the Approved Bid and Landlord has entered into a contract with the Contractor for the construction of the Tenant Improvements, Landlord shall cause the construction of the Building Shell Work and Tenant Improvements to commence and shall diligently pursue same until completion. Landlord shall cause such construction to be performed in good and workmanlike manner, in compliance with all Laws and with the Approved Construction Plans, and shall deliver the Premises to Tenant with the completed Tenant Improvements on a “turnkey basis”. Landlord shall use all due diligence, and shall take all necessary measures in good faith, to perform its obligations under this Exhibit.

11. Payment of Additional Costs. Following Substantial Completion of the Tenant Improvements and determination of the total Tenant Improvement Cost, to the extent the Tenant Improvement Cost exceeds the Base Tenant Improvement Allowance (the “Additional Costs”), Tenant shall be solely responsible for payment of such Additional Costs. Tenant shall pay to Landlord, within twenty (20) days after written notice from Landlord (accompanied by invoices or other reasonable evidence substantiating such Additional Costs incurred), the amount of the Additional Costs. During construction and for a reasonable period following completion thereof, Landlord agrees to make available, for Tenant’s review during normal business hours, copies of paid invoices, receipts, statements or bills of sale to which the Base Tenant Improvement Allowance has been applied, lien waivers from contractors, subcontractors and materialmen whose work or materials are represented by such items and such other certifications and warranties as Landlord shall receive in connection with the Tenant Improvements.

12. Importance of Time Periods. The time periods set forth in this Agreement are to be strictly adhered to and extensions of time shall be granted only when the circumstances are such that it is clear that the party requesting the additional time is without fault as to the delay. The parties acknowledge that it of critical importance to Tenant that the Premises are ready for occupancy on or before the Estimated Commencement Date, and accordingly, both parties shall use diligent, good faith and reasonable efforts to abide by the project schedule attached as Schedule B to this Agreement, which project schedule provides for a target substantial completion date for the Tenant Improvements by April 30, 2005.

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SCHEDULE A

TO

CONSTRUCTION OBLIGATIONS

APPROVED PRELIMINARY PLANS

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SCHEDULE B

TO

CONSTRUCTION OBLIGATIONS

PROJECT SCHEDULE

Action Item	Time Allowance (Bus. Days)	Projected Actual Date	Comments

Lease Execution:		11/17/2004

Space Plan Approval:		12/1/2004

Prelim. Pricing	8 days from plan approval	12/9/2004

Const. Docs Deliver:	15 days from plan approval	12/16/2004

Tenant Review of CD’s:	5 days from CD delivery	12/21/2004

Approval by LL & Tenant:		12/31/2004

Permit Submittal:	4 Weeks	1/1/2005

Final Pricing:	3 weeks from CD Approval	1/20/2005

Contractor Selection:		1/24/2005

Permit Issuance:		1/29/2005

Construction Start:		1/29/2005

Substantial Completion:	12 Weeks	4/25/2005	Estimated length of construction

Punch List:	5

Punch List Complete:	30

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EXHIBIT D

ACKNOWLEDGEMENT OF COMMENCEMENT OF TERM

This Acknowledgement of Commencement is made as of                     , 200    , with reference to that certain Lease Agreement (hereinafter referred to as the “Lease”) dated                     , 200    , by and between Bedford Property Investors, Inc., as “Landlord” therein, and Impinj, Inc., as “Tenant”, for the Leased Premises situated at Plaza Building, 701 North 34th Street, , Seattle, Washington.

The undersigned hereby confirms the following:

1. That in accordance with the provisions of said Lease the commencement date of the Term is                                         , and that, unless sooner terminated, the original Term thereof expires on                                         .

2. That said Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning said Lease.

3. That, to the best of Tenant’s knowledge, there are no existing defenses which Tenant has against the enforcement of said Lease by Landlord, and no offsets or credits against rentals.

4. That the minimum rental obligation of said Lease is presently in effect and that all rentals, charges and other obligations on the part of Tenant under said Lease commenced to accrue on                                         .

5. That the undersigned has not made any prior assignment, hypothecation or pledge of said Lease or of the rents hereunder.

“Tenant”

Impinj, Inc.

By:
Name:
Title:

Date:

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EXHIBIT E

EXPENSES, TAXES AND INSURANCE COSTS (FULL SERVICE)

1. Definitions.

1.1 “Base Operating Cost for the Complex” equals the amount of the actual Operating Costs for 2005.

1.2 “Excluded Costs” are all of the following: Capital Costs (except to the extent permitted in Section 2.5); depreciation; principal or interest payments of mortgage and other debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space or enforcing leases in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Complex; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; salaries of any Landlord employees; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Complex under their respective leases. The following additional items are also excluded from Operating Costs:

(a) Any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances;

(b) Costs due to Landlord’s violation of any governmental rule or authority;

(c) Costs related to governmental compliance in connection with those parts of the Building and Complex that Landlord is responsible for maintaining and repairing to the extent such governmental requirements were applicable to the Complex on or before the date of mutual execution of this Lease;

(d) Costs of any items for which Landlord is or is entitled to be paid or reimbursed by insurance; provided that Landlord may (i) pass through the cost of deductibles as an Operating Cost and/or (ii) elect to pay for losses or damages covered by insurance and pass through such costs to Tenant as an Operating Cost if Landlord reasonably determines that the election not to make an insurance claim should result in net savings on Operating Costs by keeping insurance premiums lower.

(e) Management or administration fees in excess of the Management Fee specified in Section 1.14 Fees

(f) Wages, bonuses and other compensation of employees above the grade of Building Manager, and fringe benefits other than insurance plans and tax-qualified benefit plans;

(g) Cost of any work or service performed on an extra cost basis for any tenant in the Building or Complex to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

(h) Any costs related to the formation or administration of any corporate entity constituting or related to the Landlord;

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(i) Late fees, fines, penalties or interest incurred by Landlord due to late payment of expenses;

(j) Except for the Management Fee, which is a fixed agreed upon amount not subject to recalculation, any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

(k) Costs of any mitigation or impact fees or subsidies (however characterized), imposed or incurred in connection with initial development of the Building and Complex, which costs shall also be excluded from Taxes;

(l) Property insurance deductible payments in excess of $5,000 unless such payments are amortized in the same manner as Capital Costs; and

(m) Any charges for capital reserves.

1.3 “Pro Rata Percent” is a fraction the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building. Tenant’s Pro Rata Percent as of the Commencement Date is specified in Section 1.11 of the Lease. Tenant’s Pro Rata Percent will be recalculated as required effective at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section, Tenant’s Pro Rata Percent as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other tenants in the Complex to directly incur such expenses rather than have Landlord incur the expense in common for the Complex (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Tenant’s Pro Rata Percent of the applicable expense shall be calculated as having as its denominator the Rentable Area of the Building less the Rentable Area of tenants who have incurred such expense directly. Furthermore, in the event Tenant consumes extraordinary amounts of any provided utility or other service as determined in Landlord’s good faith judgment, Tenant’s Pro Rata Percent for such utility or service may, at Landlord’s election, be based on usage as opposed to Rentable Area of the Building, that is, Tenant’s Pro Rata Percent of such a utility or service would be calculated as having as its denominator the total usage of such utility or service in the Complex (or Building as the case may be), and having as its numerator Tenant’s usage of such utility or service, as determined by Landlord. If Tenant, with Landlord’s consent, which Landlord may grant or withhold in its arbitrary judgment, incurs such expenses directly, Tenant’s Pro Rata Percent will be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other tenants in the Complex shall not be prorated to Tenant. If repairs are required for systems exclusively serving the Premises (whether within or outside of said Premises) and Landlord historically has not passed through such costs as Operating Cost borne by all tenants of the Building or Complex, then Tenant shall pay one hundred percent of such repair costs; provided however, if the costs are of a capital nature they shall be amortized and charged to Tenant in the same way that Capital Costs are amortized and charged under the Lease.

2. Additional Rent.

2.1 Operating Costs. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of the Operating Costs for the Building or Complex, as the case may be, for any Lease Year, calculated by multiplying the Pro Rata Percent times (a) the greater of either (i) actual Operating Costs; or (ii) Operating Costs computed as if the Building or Complex were at least ninety-five percent (95%) occupied and operational for the whole Lease Year less (b) the Base Operating Cost for the Complex. If the foregoing yields a negative number, Tenant’s Pro Rata Share of Operating Costs for that Lease Year shall be zero. If any Lease Year of less than twelve months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis (using a 360-day year).

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2.2 Personal Property, Gross Receipts, Leasing Taxes. This Section is intended to deal with taxes directly attributed to Tenant or this transaction, as distinct from Taxes attributable to the Complex which are to be allocated among various tenants and others and which are included in Operating Costs. Tenant shall reimburse Landlord for all taxes required to be paid by Landlord, whether or not now customary or within the contemplation of the parties hereto, which are: (a) upon, measured by, or reasonably attributable to (i) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or (ii) if separately assessed by the tax assessor, the cost or value of any Leasehold Improvements made in or to the Premises by or for Tenant, other than Building Standard Work, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof to the extent such taxes are not included as Taxes and are not a gross receipts tax or Business and Occupations tax, provided, however, if after the date of this Lease, any new taxes or assessments are imposed that are based upon rents received from Tenant and are not otherwise included in Taxes, Landlord shall be entitled to collect reimbursement for such taxes or assessments from Tenant; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

2.3 Refuse Disposal. Tenant shall pay Landlord, within ten days of being billed therefor, for the removal from the Common Area, the Complex, or the Building of any amounts of refuse or rubbish that Tenant has generated in excess of amounts typically generated by other tenants of the Complex.

2.4 Method of Payment. Any Additional Rent payable by Tenant under Sections 2.1, 2.2 and 2.3 hereof shall be paid as follows, unless otherwise provided: (a) During the Term, Tenant shall pay to Landlord monthly in advance with its payment of Base Rent, one-twelfth of the amount of such Additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant during the Lease Year; and (b) annually, within ten business days after receipt of Landlord’s Operating Cost Statement. As soon as is reasonably possible after the expiration of each Lease Year, Landlord shall prepare in good faith and deliver to Tenant a comparative statement setting forth (1) the Operating Costs for such Lease Year, and (2) the amount of any other Additional Rent as determined in accordance with the provisions of this Section (“Landlord’s Operating Cost Statement”). If the aggregate amount of estimated Additional Rent payments made by Tenant in any Lease Year is less than the Additional Rent due for such year, Tenant shall pay to Landlord as Additional Rent the amount of such deficiency. Any delay in Landlord delivering the Landlord’s Operating Cost Statement shall not relieve Tenant from its obligation to pay any Additional Rent. If the aggregate amount of such Additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the Additional Rent due for such year, Landlord will apply the amount of such excess to the next succeeding installments of such Additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant, within 45 days after the expiration of the Lease, to the extent Tenant is not otherwise in default under the terms of this Lease.

3. Audit Rights. Not later than 120 days of receiving Landlord’s Operating Cost Statement, Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Costs for the Lease Year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State. Tenant is solely responsible for all costs, expenses and fees incurred for the audit. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s Operating Cost Statement for that Lease Year. If Tenant fails to give Landlord an Objection Notice within the 90-day period or fails to provide Landlord with a Review Notice within the 120-day period described above, Tenant shall be deemed to have approved Landlord’s Operating Cost Statement and shall be barred from raising any claims regarding the Expenses for that Lease Year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any Operating Cost Statement unless Tenant has paid and continues to pay all Rent when due.

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4. Disputed Sums. Under the terms of the Lease other charges may be due from Tenant including advances made by Landlord in respect of Tenant’s default. If Tenant has a bona fide dispute as to the amount Landlord claims is due for any charge, Tenant shall give Notice to Landlord of the amount in dispute setting forth the reasons for all sums Tenant claims are not owed to Landlord. Said Notice shall be given no later than ten Business days after receipt of Landlord’s demand for payment and Tenant shall pay all undisputed sums with said Notice or Tenant shall pay a late charge as set forth in Section 5.4 of the Lease on the amount demanded by Landlord. Failure by Tenant to pay the undisputed sums until resolution shall constitute a default under the terms of the Lease. Tenant shall pay Landlord interest at ten percent per annum from the date the aforesaid payment is due Landlord on all disputed sums ultimately shown to be owed to Landlord.

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EXHIBIT F

RULES AND REGULATIONS

1.	No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on the Building or to any part thereof, or which is visible from the outside of the Building, without the prior written consent of Landlord, first had and obtained and Landlord shall have the right to remove any unapproved sign, placard, picture, advertisement, name or notice which was affixed by Tenant without notice and at the expense of Tenant.

All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2.	If a directory is located at the Building, it is provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to exclude any other names therefrom.

3.	The sidewalks, passages, exits, entrances, and stairways in and around the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The passages, exits, entrances, stairways, and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Neither Tenant nor any employees or invitees of Tenant shall go upon the roof of the Building (except to service or inspect the HVAC system).

4.	Tenant shall not be permitted to install any additional lock or locks on any door in the Building unless written consent of Landlord shall have first been obtained. Two keys will be furnished by Landlord for every room.

5.	The toilets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Tenant shall be responsible for any breakage, stoppage or damage resulting from the violation of this rule by Tenant or its employees or invitees.

6.	Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster (except to hang shelving, art work and other such normal uses) or in any way deface the Premises or any part thereof.

7.	Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein. Tenant shall have the right to establish locked rooms or other secured areas within the Premises at Tenant’s sole cost and risk so long as keys and/or other access devices to such spaces are provided to Landlord.

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8.	The Premises shall not be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable, or immoral purposes.

9.	Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material (except as otherwise permitted by the Lease) or use any method of heating or air conditioning other than that supplied by Landlord.

10.	Landlord will direct electricians as to the manner and location in which telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11.	Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

12.	Exterior blinds are furnished for each window by Landlord. Any additional window covering desired by Tenant shall be approved by Landlord.

13.	Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

14.	Tenant shall not disturb, solicit, or canvass any occupant of the Building.

15.	Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

16.	Tenant shall not permit any contractor or other person making any alterations, additions or installations within the Premises to use the hallways, lobby or corridors as storage or work areas outside of the Premises without the prior written consent of Landlord. Tenant shall be liable for and shall pay the expense of any additional cleaning or other maintenance required to be performed by Landlord as a result of the transportation or storage of materials or work performed with the Building by or for Tenant.

17	Tenant shall be entitled to use parking spaces as mutually agreed upon between Tenant and Landlord subject to such reasonable conditions and regulations as may be imposed from time to time by Landlord. Tenant agrees that vehicles of Tenant or its employees, or agents shall not park in driveways nor occupy parking spaces or other areas reserved for any use such as Visitors, Delivery, Loading, or other tenants. Landlord or its agents, shall have the right to cause or be removed any car of Tenant, its employees or agents, that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. Tenant, its employees, or agents shall not park campers, trucks or cars on the Building parking areas overnight or over weekends. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees and agents.

18.	Landlord reserves the right to make reasonable modifications hereto and such other and further reasonable rules and regulations as in its reasonable judgment may be required for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations, so long as the same are not inconsistent with the Lease.

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19.	Canvassing, soliciting and peddling is prohibited in the Building and each Tenant shall cooperate to prevent the same.

20.	Landlord is not responsible for the violation of any rule contained herein by any other Tenant.

21.	Landlord may waive any one or more of these rules for the benefit of any particular Tenant, but no such waiver shall be construed as a waiver of Landlord’s right to enforce these rules against any or all Tenants occupying the Building.

22.	Tenant is responsible for purchasing and installing a security system if required by law or City ordinance. The cost of purchasing and installation of any such system is the sole cost and expense of Tenant.

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EXHIBIT G

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

            , 200

Bedford Property Investors, Inc.

270 Lafayette Circle

Lafayette, CA 94549

Attention: Legal

Re:

IRREVOCABLE LETTER OF CREDIT No.

Gentlemen:

We hereby issue our irrevocable standby letter of credit (“Letter of Credit”) in your favor in the amount of                                                                                   Dollars ($            ). The following are the terms of this Letter of Credit:

1. An amount equal to                                          Dollars ($            ) is available against presentation of certification purportedly signed by an officer of Bedford Property Investors, Inc. (“BPI”) stating that                                          (“Tenant”) is in default under the terms of the written lease (“Lease”) dated as of             , 200    , between Bedford Property Investors, Inc., a Maryland corporation and Tenant, covering the space commonly known as                                         , located in             , Washington.

2. Notwithstanding the foregoing, the total amount drawn by BPI under this Letter of Credit shall not exceed                                          Dollars ($             ).

3. Each draft must be marked: “Drawn under irrevocable Letter of Credit No.             , dated             , 200    .”

4. This Letter of Credit expires at the counters of                     , Letter of Credit Department, currently located at                                          on ,             , 200    .

5. The reference herein to the Lease is for identification purposes only and it is not intended that the lease either be incorporated in or made a part of this Letter of Credit.

6. We hereby engage with you that drafts and documents drawn under and in strict compliance with the terms of this Letter of Credit will be duly honored upon presentation to us.

7. This Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits (1983 Revision), The International Chamber of Commerce Publication No. 400.”

8. This Letter of Credit shall be subject to the Special Conditions set forth on Exhibit 1. Such exhibit being considered a part hereof and incorporated herein by reference.

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Very truly yours,

[NAME OF BANK]

By:
Name:
Title:
Date:

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EXHIBIT 1 TO IRREVOCABLE LETTER OF CREDIT

SPECIAL CONDITIONS:

1. Partial and/or or multiple draws upon this Letter of Credit up to the face amount of this Letter of Credit are permitted.

2. Issuer agrees that it may not defer honor beyond the close of the first banking day after presentment of a sight draft drawn hereunder and accompanying documents.

3. This Letter of Credit shall be transferable and assignable one or more times to any person or entity who is the successor or assignee of the interest of the landlord under the Lease. Such transfer shall be accomplished by providing Issuer with the appropriate transfer form, the original Letter of Credit for endorsement, and the appropriate notarized certification signed as ‘authorized signatory’ on behalf of Bedford Property Investors, Inc., or an officer (or partner, if such entity is a partnership or member if a limited liability company) of its transferee or assignee; provided, however, that such transfer shall not be subject to the approval of Issuer, except, that this Letter of Credit cannot be transferred, to an individual or company whose name appears on any specially designated listing of the Office of Foreign Assets Control, U.S. Treasury Department.

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EXHIBIT H

LIST OF PERMITTED HAZARDOUS MATERIALS

Solvents:

Acetone - 2ea 1-Qt. containers max

Flux Remover: 6 10-oz. containers max

Isopropyl Alcohol: 6 16-oz. containers max

Adhesives:

RTV Silicon: 2ea 11-oz. containers max

General purpose Epoxy:2 1-oz. containers max

Silver Epoxy: 3ea 2-oz. containers max

Thermal Adhesive: 2 1-oz. containers max

Other:

Thermal Compound: 2 8-oz. containers max

Freeze Mist: 6ea 12-oz. containers max

Compressed Air: 80psi (1 small compressor) Vacuum Air: (3 small vacuum pumps) Static Mats on the floor in the lab work space

Liquid Nitrogen

Dry Nitrogen

All chemicals not in use (less ~4oz. of alcohol) shall be kept in the chemical locker.

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ADDENDUM NO. 1 TO LEASE

This Addendum No. 1 (this “Addendum”) is made in connection with and is a part of that certain Office Lease, dated as of November 17, 2004, by and between Bedford Property Investors, Inc., a Maryland corporation, as Landlord, and Impinj, Inc., a Washington corporation, as Tenant, (the “Lease”).

A.	OPTION TO EXTEND THE TERMS — NEGOTIATED RENTAL.

1. Notice of Exercise. Provided that Tenant is not in default under this Lease and has not assigned this Lease nor sublet more than 30% of the area of the Premises, Tenant shall have the right to extend the initial term hereof for one additional period of either three (3) years or five (5) years, at Tenant’s election, upon the same terms and conditions as stated herein, except for Minimum Monthly Rent. Minimum Monthly Rent for the option period shall be at Fair Market Rental, as that term is defined in Article A below herein. The extension is herein referred to as “Extended Term.” Tenant must exercise its right, if at all, by written notification (the “Notice of Exercise”) to Landlord not less than ten (10) months prior to the expiration of the initial term hereof, provided that Tenant is not then in default of any of the provisions of this Lease beyond any applicable notice and cure period. The Notice of Exercise must specify the Extended Term period elected by Tenant.

2. Options are Personal. The option to extend granted herein is personal to the original Tenant, or such Transferee where Landlord’s consent is not required, executing this Lease and notwithstanding anything to the contrary contained in the Lease, the rights contained in Paragraphs A and B of this Addendum are not assignable or transferable by such original Tenant except to such transferee when Landlord’s consent is not required. Landlord grants the rights contained herein to Tenant in consideration of Tenant’s strict compliance with the provisions hereof, including, without limitation, the manner of exercise of this option.

B.	FAIR MARKET RENTAL.

1. If Tenant exercises the right to extend the term, then the Minimum Monthly Rent shall be adjusted to equal the Fair Market Rental for the premises as of the date of the commencement of such Extended Term, pursuant to the procedures hereinafter set forth. The term “Fair Market Rental” means the Minimum Monthly Rent chargeable for the Premises based upon the following factors applicable to the Premises or any comparable premises:

(a)	Rental rates being charged for comparable premises in the same geographical location;

(b)	The relative locations of the comparable premises;

(c)	Improvements, or allowances provided for improvements, or to be provided;

(d)	Rental adjustments, if any, or rental concessions;

(e)	Services and utilities provided or to be provided;

(f)	Use limitations or restrictions;

(g)	Any other relevant Lease terms or conditions.

In no event, however, shall the Fair Market Rental be less than the Minimum Monthly Rent in effect immediately prior to the commencement date of the extended Term in question. The Fair Market Rental evaluation may include provision for further rent adjustments during the Extended Term if such adjustments are commonly required in the market place for similar types of leases.

2. Determination of Fair Market Rental. Upon exercise of the right to extend the term, and included within the Notice of Exercise, Tenant shall notify Landlord of its opinion of Fair Market Rental as above

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defined for the Extended Term. If Landlord disagrees with Tenant’s opinion of the Fair Market Rental, it shall so notify Tenant (“Landlord’s Value Notice”) within fifteen (15) days after receipt of Tenant’s Notice of Exercise. If the parties are unable to resolve their differences within twenty (20) business days thereafter, either party may apply for Arbitration as provided below. If neither party applies for Arbitration within twenty (20) business days after receipt by Tenant of Landlord’s Value Notice, Tenant shall be bound to the Fair Market Rental stated in Landlord’s Value Notice. Should either party elect to arbitrate, and if the arbitration is not concluded before the commencement of the Extended Term, Tenant shall pay Minimum Monthly Rent to Landlord in an amount equal to the Fair Market Rental set forth in Landlord’s Value Notice, until the Fair Market Rental is determined in accordance with the arbitration provisions hereof (“Arbitration”). If the Fair Market Rental as determined by Arbitration differs from that stated in Landlord’s Value Notice, then any adjustment required to correct the amount previously paid by Tenant shall be made by payment by the appropriate party within thirty (30) days after the determination of Fair Market Rental by Arbitration has been concluded, as provided herein. Tenant shall be obligated to make payment during the entire Extended Term of the Minimum Monthly Rent determined in accordance with the Arbitration procedures hereunder.

3. Arbitration. In the event either party seeks Arbitration of Fair Market Rental under the provisions hereof for the Extended Term, the other party shall be bound to submit the matter for determination by Arbitration. The Arbitration shall be conducted and determined in the County where the Leased Premises are located.

4. Demand for Arbitration. A party demanding Arbitration hereunder shall make its demand in writing (“Demand Notice”) within ten (10) business days after service of Landlord’s Value Notice. The Arbitrator shall be selected by the parties within 5 business days of the Demand Notice. If the parties are unable to agree on an Arbitrator within such 5 business day period, then the Arbitrator shall be selected by the Seattle office of JAMS, which is hereinafter referred to as the “Appointer”.

The Appointer, acting in his or her personal, private capacity, shall appoint within ten (10) days thereafter a disinterested, independent real estate appraiser who is a member of the American Institute of Real Estate Appraisers with at least seven (7) years’ experience appraising properties in the same county for the general type of use to which the Premises are devoted under the terms of this Lease, i.e. Shopping Center, Office, Retail. The Arbitrator shall be a person who would be qualified to serve as an expert witness and to give opinion testimony addressed to the issue in a court of competent jurisdiction. Such a party is hereinafter referred to as the “Arbitrator”.

5. Decision of the Arbitrator. The Arbitrator so selected shall, within twenty (20) days after his appointment, state in writing his determination as to whether Landlord’s valuation, or Tenant’s valuation of Fair Market Rental, most closely approximates his own. The Arbitrator may not state his own opinion of Fair Market Rental, but is strictly limited to the selection of Landlord’s Fair Market Rental evaluation as stated in Landlord’s Value Notice or Tenant’s Fair Market Rental evaluation as stated in the Notice of Exercise. The Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify the provisions of this Lease. The valuation so chosen as most closely approximating that of the Arbitrator shall constitute the decision of the Arbitrator. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party and judgment thereon may be entered in any court of competent jurisdiction.

6. Successor Arbitrator; Fees and Expenses. In the event of failure, refusal or inability of the Arbitrator to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator

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was first chosen hereunder, if such Arbitrator was chosen by an Appointer. If chosen by mutual agreement, the parties shall, in this succeeding instance, choose the Arbitrator through means of the procedure for the Appointer. The fees and expenses of the Arbitrator and the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorneys’ fee and other expenses including fees for witnesses in presenting evidence to the Arbitrator.

C.	PARKING

Forty-eight (48) marked and designated parking stalls shall be provided to Tenant for Tenant’ exclusive use. Tenant shall pay One Hundred and No/100 Dollars ($100.00) per stall per month during the original Term. The monthly parking rate shall be adjusted to market rate if Tenant exercises its right to the Extension Term. In no event, however, shall the monthly rate per stall be lower than the rate per stall during the final month of the original Term.

D.	SIGNAGE

Tenant shall be entitled to building standard suite entry signage on the interior main lobby building directory and at the entrance to the Premises, which shall be installed by Landlord at Landlord’s expense. Notwithstanding contrary provisions of the Lease, Tenant shall have the non-exclusive rights to install, at its sole cost, an exterior sign on the Building. Installation of any such exterior sign shall be subject to reasonable approval by Landlord, and approval of City of Seattle, the Quadrant Lake Union Center Owners’ Association and Adobe. Landlord’s approval shall not be unreasonably withheld, delayed or conditioned. Tenant acknowledges that other tenants in the Building may also have rights to place exterior signs on the Building, and that Tenant’s sign may not exceed Tenant’s share of the available exterior signage permitted for the Building under the CC&Rs, the Adobe Lease and the applicable laws, regulations and codes as to size, design and location.

E.	LETTER OF CREDIT AS SECURITY DEPOSIT

Notwithstanding anything to the contrary contained in Article 6 of the Lease, Tenant shall deliver to Landlord within five business days following mutual execution of this Lease, in lieu of a cash security deposit, an irrevocable standby letter of credit naming Landlord as beneficiary, in the amount specified in Section 1.09 (“Letter of Credit”). A major national bank shall issue such Letter of Credit in substance identical to the form attached to the Lease as Exhibit G. Landlord hereby pre-approves Silicon Valley Bank and Comerica Bank as acceptable issuers of the initial Letter of Credit. The Letter of Credit shall allow draws by Landlord upon sight draft submitted to the issuer at its offices either in Seattle, Washington or San Francisco, California accompanied by a statement by Landlord that it is entitled to draw upon the Letter of Credit and shall contain terms which allow Landlord to make partial and multiple draws up to the face amount of the Letter of Credit. If Tenant has not delivered to Landlord at least sixty (60) days prior to the expiration of the original Letter of Credit (or any renewal letter of credit) a renewal or extension thereof, then following Tenant’s failure to do so upon five (5) days notice, Landlord shall have the right to draw down the entire amount of the original Letter of Credit (or renewal thereof) and retain, in a separate, interest-bearing account with interest accruing for the benefit of Tenant, the proceeds thereof as the security pursuant to this Section.

The amount of the required Letter of Credit shall be reduced if and when the amount of the Security Deposit is reduced in accordance with Paragraph F below.

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F.	REDUCTION OF SECURITY DEPOSIT

The amount of the required Security Deposit shall be reduced in accordance with the following schedule; provided that the following reductions shall only occur, if at the time of such scheduled reductions in the Security Deposit amount, Tenant is not then in default under the Lease beyond any applicable notice and cure period:

Months 1 through 18:	$250,000
Months 19 through 36	$150,000
Months 37 through 62	$45,426

G.	MOVING ALLOWANCE

Provided that Tenant has occupied the Premises and delivered the Letter of Credit specified in Paragraph E above, and has paid the first month’s rent to Landlord, Landlord shall reimburse Tenant for up to $41,932 of Tenant’s out of pocket costs in moving to the Premises and preparing the Premises for Tenant’s use upon being presented with invoices or other reasonably satisfactory documentation of such costs. Such costs may include security system costs, wiring, truck rental, moving assistance, telecommunications relocation costs, and furniture installation.

H.	APPROVAL STANDARDS

In all case where consent or approval shall be required of ether Tenant or Landlord pursuant to this Lease, the granting of such consent shall not be unreasonably withheld or delayed by the party from whom such consent is required.

I.	ADOBE USE RESTRICTIONS

Adobe Systems, Inc. (“Adobe”), has the right under its lease for space within the Complex to prohibit any Microsoft Affiliate (as hereinafter defined) or any other competitor of Adobe to occupy or lease space in the Complex. As used herein, “Microsoft Affiliate” shall mean Microsoft Corporation or any entity in which Microsoft Corporation holds a majority beneficial ownership interest. Tenant represents, warrants and covenants to Landlord that (i) Tenant is not a Microsoft Affiliate, (ii) Tenant will not become a Microsoft Affiliate, and (iii) Tenant shall not permit any Microsoft Affiliate to use or occupy the Premises. Tenant further acknowledges and agrees that Tenant shall not entitled to change its use of the Premises from semi conductor development to any type of software development or to assign this Lease or sublet the Premises or any portion thereof to a software developer if such change in use, assignment or subletting would violate the Adobe restriction against competitors. If requested by Tenant in writing, Landlord agrees to make a written inquiry to Adobe on behalf of Tenant regarding whether any proposed change in use, assignment or subletting by Tenant would violate the Adobe restriction against competitors.

J.	PERMITTING DELAYS FOR TENANT IMPROVEMENTS

If (a) for, any reason other than Tenant Delay, as defined in the Work Letter, the building permit for the Tenant Improvements is not issued on or before April 30, 2005 and (b) Tenant timely elects to exercise its option for extending the term of the lease for the premises currently occupied by Tenant and located in Suite 200 of the Evanston Building (“Current Tenant Lease”) for one additional year, then Landlord agrees it shall reimburse Tenant on a monthly basis for 50% of the rent paid by Tenant under the Current Tenant Lease (other than late charges or any other Tenant specific charges) for the period starting as of the Commencement Date under this Lease and ending on the date that the one-year extension term under the Current Tenant Lease expires (“Overlap Period”). Prior to the Overlap Period, Tenant shall be responsible for paying 100% of the rent due under the Current Tenant Lease. During the Overlap Period, Tenant shall be responsible for paying 100% of the Rent due under this Lease during the Overlap Period with Landlord and Tenant sharing the rent under the Current Tenant Lease on a 50/50 basis as provided above. Notwithstanding anything to the contrary herein, the parties agree that

/s/ SS		/s/ EF
Landlord’s Initials		Tenant’s Initials
Addendum No 1 - 4

Landlord’s maximum liability under this Paragraph J is $250,000.00. If Landlord becomes obligated to reimburse Tenant under this Paragraph J, Landlord and Tenant agree to work together and use reasonable and diligent efforts to mitigate the amount each would have to pay with respect to the Current Tenant Lease by negotiating an early termination of the Current Tenant Lease, or finding a party to whom the Current Tenant Lease can be assigned or the premises subject to the Current Tenant Lease sublet. Each party shall share equally in any costs and benefits arising out of such mitigation efforts.

/s/ SS		/s/ EF
Landlord’s Initials		Tenant’s Initials
Addendum No 1 - 5

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is executed as of the 21st day of July, 2006, between FREMONT LAKE UNION CENTER LLC, a Delaware limited liability company (“Landlord”) and IMPINJ, INC., a Washington corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into an office lease dated as of November 14, 2004 (the “Lease”), pursuant to which Tenant leased from Landlord certain premises (the “Existing Premises”) in the building (the “Building”) located at 701 North 34th Street, Seattle, Washington. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

B. Surreal Software Inc., a Washington corporation (“Surreal”) leases from Landlord that certain premises in the Building consisting of approximately 16,750 square feet of Rentable Area (the “Expansion Premises”) pursuant to that certain Office Lease dated October 29, 2002 (the “Surreal Lease”). The term of the Surreal Lease expires on March 31, 2008.

C. Concurrently with the execution of this Amendment, Surreal will assign to Tenant and Tenant will assume the Surreal Lease pursuant to that certain Assignment and Assumption of Lease between Tenant and Surreal (the “Assignment”).

D. Landlord and Tenant presently desire to amend the Lease to include the Expansion Premises upon the expiration of the Surreal Lease.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows, all effective as of the date of this Amendment except as otherwise expressly set forth herein:

1. Expansion Premises. Commencing April 1, 2008, Landlord leases to Tenant and Tenant leases from Landlord the Expansion Premises upon the terms and conditions set forth in the Lease (except as modified in this Amendment). Tenant will be obtaining possession of the Expansion Premises from Surreal. Accordingly, Landlord shall have no obligation to deliver the Expansion Premises to Tenant and shall not be liable to Tenant for any damages resulting from Surreal’s failure to timely deliver the Expansion Premises to Tenant.

2. Base Rent. Beginning April 1, 2008, Tenant shall pay to Landlord Base Rent for the Expansion Premises as follows:

April 1, 2008 to March 31, 2009:	$48,854.00/month
April 1, 2009 to August 31, 2010:	$50,250.00/month

3. Additional Rent. Following April 1, 2008, the amount of Additional Rent attributable to the Expansion Premises shall be computed using a base year of 2008. Tenant’s Pro Rata Share with respect to the Expansion Premises shall be 12.31%.

4. Letters of Credit. Landlord is holding Letter of Credit No. 598382-41 in the amount of $250,000 issued by Comerica Bank (the “Existing Letter of Credit”) pursuant to Article 6 of the Lease. The Existing Letter of Credit (i) shall secure payment and performance of lessee’s obligations under the Lease and the Surreal Lease, and (ii) shall be administered and applied per Section E of the Addendum to the Lease. Upon the mutual execution and delivery of this Amendment, Tenant shall deliver to Landlord an additional irrevocable and transferable letter of credit in the amount of $603,000 (the “New Letter of Credit”) running in favor of Landlord securing lessee’s obligations under the Lease and the Surreal Lease. The New Letter of Credit shall be issued either by Comerica Bank, Silicon Valley Bank, or such other bank as may be acceptable to Landlord in its sole discretion and shall be administered and applied per this Section 4. The New Letter of Credit shall be irrevocable for the period ending no less than one (1) year after the date of issuance. Tenant shall renew the New Letter of Credit and maintain it for the period ending on the later of either September 30, 2010, or thirty (30) days after the date Tenant shall have vacated and surrendered the Existing Premises and Expansion Premises to Landlord in the condition required under the Lease and shall provide that it is automatically renewable for the term of the Lease unless the issuing bank delivers a notice of non-renewal no later than thirty (30) days before expiration. If Tenant fails to renew the New Letter of Credit by the date that is ten (10) days prior to its expiration, Landlord may draw on the New Letter of Credit and maintain the funds as a non-interest-bearing deposit to be returned to Tenant on receipt by Landlord of a substitute New Letter of Credit from Tenant. The form and terms of the New Letter of Credit shall be either substantially in the form of the Existing Letter of Credit or in such other form as may be reasonably acceptable to Landlord and shall provide, among other thing, in effect that:

a. Draws. Landlord shall have the right to draw down an amount up to the then current face amount of the New Letter of Credit after a default by Tenant under the Lease or the Surreal Lease and expiration of the applicable notice and cure period on presentation to the issuing bank of Landlord’s own declaration signed or purportedly signed by or on its behalf reading as follows: (i) that the declarant is an officer (or general partner or sole proprietor in the case of a general partnership or sole proprietorship, respectively, or member in the case of a limited liability company) of the Landlord on behalf of the Landlord; (ii) that the declarant has authority to make the declaration on behalf of the Landlord; (iii) that the declaration is made pursuant to the terms of the letter of credit number                     ; (iv) that an event of default has occurred under the terms of a lease made between Landlord and Tenant; and (v) that the amount of the event of default is $                    . In lieu of the declarations required in clauses (iv) and (v) above, such declaration may state that Tenant under the terms of a lease made between Landlord and Tenant have failed to provide a substitute letter of credit.

b. No Inquiry. The New Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement.

c. Transfer. In the event of a transfer of Landlord’s interest in the Building or the Property, Landlord shall have the right to transfer the New Letter of Credit to the transferee, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the New Letter of Credit to a new landlord. In the event of such a transfer, the transfer will be accomplished by providing the issuing bank with the appropriate transfer form, the original of the New Letter of Credit, for endorsement and the appropriate notarized certification signed by Landlord.

d. Restoration. If, as a result of any such application of all or any part of the New Letter of Credit, Tenant shall immediately provide Landlord with an additional New Letter of Credit that meets the requirements of this Section 4, to cover the deficiency, or restore the amount available to be drawn under the New Letter of Credit to the amount required herein on written notice from Landlord to Tenant.

e. No Encumbrance. Tenant shall not assign or encumber the New Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

f. Renewal. Without limiting the generality of the foregoing, if the New Letter of Credit expires earlier than as provided for herein, or the issuing bank notifies Landlord that it shall not renew the New Letter of Credit, Landlord will accept a renewal thereof or substitute New Letter of Credit (such renewal or substitute letter of credit to be in effect not later than twenty (20) days before the expiration thereof), which renewal or substitute letter of credit shall be irrevocable and automatically renewable, and issued by a bank meeting the requirements of this Section 4, for the entire period provided for in this Section 4, on substantially the same terms as the expiring New Letter of Credit or such other terms as may be acceptable to Landlord. However, (i) if the New Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or (ii) if Tenant fails to maintain the New Letter of Credit in the amount and terms set forth in this Section 4, then, at least twenty (20) days before the expiration of the New Letter of Credit, or immediately on Tenant’s failure to comply with every term of this Section 4, Tenant shall deposit with Landlord cash security in the amounts required by, and to be held subject to the terms of this Section 4 (and the New Letter of Credit will thereupon be returned to Tenant), failing which Landlord may present such New Letter of Credit to the bank, in accordance with the terms of this Section 4, and the entire sum secured thereby shall be paid to Landlord as a substitute security deposit, to be held by Landlord in the manner provided for in this Section 4.

g. Reduction. Notwithstanding anything herein to the contrary, (i) if Tenant provides Landlord with financial statements showing two (2) consecutive quarters of net cash flow from operations of more than $5,000,000 per quarter, then the amount of the New Letter of Credit required hereunder shall be reduced to $452,250; and (ii) if Tenant provides Landlord with financial statements showing (A) cumulative net cash flow from operations of more than $30,000,000 for the previous four (4) consecutive quarters, and (B) positive net cash flow from operations for the immediately preceding three (3) quarters, then the amount of the New Letter of Credit required hereunder shall be reduced to $150,750. All determinations of Tenant’s net cash flow from operations shall be determined in accordance with GAAP. Each date on which the New Letter of Credit shall reduce in accordance with this Section 4.g. is referred to herein as a “Reduction Date”. Notwithstanding the foregoing, if a default by Tenant under the Lease or the Surreal Lease (beyond any applicable notice and cure period) shall have occurred on or before any Reduction Date, or have occurred and be continuing as of the applicable Reduction Date, and if the default is not cured within the applicable cure period, the required amount of the applicable New Letter of Credit shall not reduce on such Reduction Date and shall not thereafter reduce, and all scheduled future reductions shall be null and void. If Tenant is entitled to any such reduction, Landlord shall cooperate with Tenant upon Tenant’s request to replace or amend the then existing Letter of Credit to reflect such reduced amount required hereunder.

5. Tenant Improvements. Subject to the terms of the Work Letter attached as Exhibit 1 to this Amendment, following Tenant’s possession and occupancy of the Expansion Space, Landlord shall cause the Tenant Improvements to be constructed within the Expansion Premises.

6. Parking. Subject to Tenant’s possession and occupancy of the Expansion Space, Tenant shall have the right to use, on a first-come, first served basis, in common with other tenants and occupants of the Building and Complex, an additional thirty-five (35) parking stalls, located within the parking garage and on the Property (other than portions of the garage and parking areas of the Building and Property set aside for Adobe Systems, Inc.) at current market rates (as reasonably determined by Landlord), in accordance with Section C of the Addendum to the Lease. Tenant and its officers and employees shall have no right to use (and if requested by Landlord, Tenant shall prohibit the use by its officers and employees of) any of the visitor parking spaces or any other parking spaces in the Building or the Complex in excess of the number allocated to Tenant hereunder. Beginning April 1, 2008, ten (10) of Tenant’s 35 additional parking stalls shall be reserved for Tenant’s exclusive use (collectively, together with the existing 48 exclusive stalls provided for in the Lease, the “Exclusive Stalls”). Tenant shall at all times use reasonable efforts to ensure that Tenant’s employees use the Exclusive Stalls before using any of the remaining 25 non-exclusive stalls.

7. Commissions. Tenant has been represented by Steve Schwartz of Pacific Real Estate Partners (“Broker”). Subject to Landlord’s receipt of its portion of the consideration payable by Tenant under the Assignment, Landlord shall pay to Broker a commission of $40,479 with respect to this transaction per their separate agreement. Tenant represents and warrants to Landlord that it has not had dealings with any real estate broker other than Broker, agent or salesperson with respect to this Amendment that would cause Landlord to have any liability for any commissions or other compensation to such broker, agent or salesperson, and that no such broker, agent or salesperson has asserted any claim or right to any such commission or other compensation. Tenant shall defend and indemnify the other party and hold Landlord harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys’ fees) whatsoever that may arise out of the breach of such representation and warranty.

8. Cross Default. During the remaining term of the Surreal Lease, a default by Tenant under the Surreal Lease beyond any applicable notice and cure period shall constitute an event of default under the Lease.

9. Ratification. Except as modified herein, the Lease shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

EXECUTED the day and year above written.

LANDLORD:

FREMONT LAKE UNION CENTER LLC, a Delaware limited liability company
By: Metzler Realty Advisors, Inc., Authorized agent

By:	/s/ James L. Neal

Name:	James L. Neal

Title:	President

TENANT:

IMPINJ, INC., a Washington corporation

By:	/s/ Evan Fein

Name:	Evan Fein

Title:	VP Finance

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 21st day of July, 2006, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared James L. Neal , known to me to be the President of FREMONT LAKE UNION CENTER LLC, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

/s/ Martha M. Wilson
Signature
Martha M. Wilson
Print Name
NOTARY PUBLIC in and for the State of Washington, residing at Seattle.
My commission expires 6-17-2009.

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 7th day of July, 2006, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Evan Fein, known to me to be the VP Finance of FREMONT LAKE UNION CENTER LLC, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

/s/ Stacy L. Jones
Signature
Stacy L. Jones
Print Name
NOTARY PUBLIC in and for the State of
Washington, residing at Kent.
My commission expires .

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this              day of                     , 2006, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared                                                                                  , known to me to be the                                          of IMPINJ, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

Signature

Print Name
NOTARY PUBLIC in and for the State of
Washington, residing at	.
My commission expires	.

EXHIBIT 1

WORK LETTER

1. Tenant’s Improvements. All permanent improvements to the Expansion Premises that Tenant requires to ready the Expansion Premises for Tenant’s use are referred to herein collectively as “Tenant’s Improvements” and shall be designed and made at Tenant’s expense, except as provided in Section 4 below, and in accordance with the terms of this Work Letter.

2. Design of Tenant’s Improvements.

(a) Tenant’s Architect. Tenant shall engage the services of a licensed architect approved by Landlord (“Tenant’s Architect”) to provide the professional services required for Tenant’s Improvements. Landlord has approved Burgess/Weaver, the architect for the Existing Premises. Tenant’s Architect shall provide all architectural and engineering service as required for Tenant’s Improvements. Tenant shall work diligently with Tenant’s Architect in preparing preliminary and final plans, specifications and engineering and construction drawings for Tenant’s Improvements. Tenant’s Architect shall work with and be subject to Tenant’s direction and control with respect to Tenant Work subject to Landlord’s approval rights as provided for herein. Tenant’s Architect shall check to see that the work shown on Tenant’s plans for Tenant’s Improvements is compatible with the basic Building plans. All plans for Tenant’s Improvements and all modifications thereto shall be subject to the approval of Landlord, which shall not be unreasonably withheld.

(b) Plans for Tenant’s Improvements. Promptly after Lease execution Tenant shall cause Tenant’s Architect to commence preparation of a space plan for Landlord’s review and approval. After Landlord’s approval thereof, Tenant shall cause Tenant’s Architect to prepare preliminary working drawings and plans and specifications for Tenant’s Improvements which shall be based on the floor plan approved by Landlord. After completion thereof, Tenant shall submit such to Landlord for its review and comment. After obtaining Landlord’s comments therein, Tenant shall cause Tenant’s Architect to incorporate Landlord’s comments into the final plans and specifications (the “Final Contract Documents”) and submit them to Landlord for its final review and approval which approval shall not be unreasonably withheld so long as such are consistent and compatible with base Building plans and systems and do not increase Landlord’s costs or materially delay the completion of Landlord’s work elsewhere in the Building. Tenant shall reimburse Landlord for all out-of-pocket costs incurred in connection with the design and construction of Tenant’s Improvements through a credit against the Allowance provided for in Section 4 below.

(c) Tenant Costs. Tenant shall be responsible for any damages or other costs incurred by Landlord which are caused by (i) the acts or omissions of Tenant or its employees, agents or contractors while on the Expansion Premises; (ii) Tenant’s requests for changes to Building; or (iii) Tenant’s breach of the Lease or this Work Letter. The costs and damages shall be deducted from the Allowance provided for in Section 4 below.

EXHIBIT 1 – PAGE 1 of 3

3. Construction of Tenant’s Improvements.

(a) Commencement. After Landlord’s approval or deemed approval of the Final Contract Documents, Landlord shall obtain all governmental approvals and permits required therefor and enter into a fixed price construction contract with a general contractor selected by Landlord. Tenant shall have the right to review and approve the bid selected by Landlord an consult with Landlord regarding the selection of the general contractor.

(b) Final Contract Documents and Modifications. If Tenant requests any material change from the Final Contract Documents, Tenant shall request such change in writing to Landlord for its review and approval, which shall not be unreasonably withheld, and such request shall be accompanied by all plans and specifications necessary to show and explain changes from the approved Final Contract Documents. Landlord shall provide its response within a reasonable period after its receipt of such submittals from Tenant. Tenant shall be responsible for any resulting delay in completion of the Expansion Premises due to a modification of Final Contract Documents. Tenant shall also be responsible for the cost of any demolition work attributable to the change.

(c) Tenant’s Telephone, Computer and Cable System. Tenant shall be solely responsible for, and shall bear the cost of, the design and installation of its telephone, computer and cable system. Information concerning telephone equipment and cabling sizes and any special requirements must be given to Landlord during the planning phase.

4. Improvements Allowance.

(a) Allowance. Landlord shall provide Tenant with an allowance of up to One Hundred Twenty-Five Thousand Six Hundred Twenty-Five Dollars ($125,625) (the “Allowance”) toward the cost of Tenant’s Improvements. Landlord agrees to pay for the Cost of Tenant’s Improvements, as hereinafter defined, up to the total of the Allowance, in accordance with the terms of this Section 4.

(b) Cost of Tenant’s Improvements. As used herein the “Cost of Tenant’s Improvements” means the following out-of-pocket improvements costs incurred by Landlord in performing Tenant’s Improvements:

(i) Payments to contractors and subcontractors.

(ii) Fees for building permits and inspections;

(iii) Fees of engineers, surveyors, architects, attorneys and others providing professional or other services in connection with the construction of Tenant’s Improvements or the supervision thereof;

(iv) A construction management fee to Landlord in an amount equal to five percent (5%) of the cost of the Tenant Improvements; and

(v) Other costs incurred in connection with Tenant’s Improvements.

EXHIBIT 1 – PAGE 2 of 3

The Cost of Tenant’s Improvements includes the cost of acquiring, delivering or installing Tenant’s machinery, fixtures and affixed equipment if permanently attached and if Tenant paid cash for them, as opposed to financing them with or leasing them from third parties.

(c) Funding and Disbursement. Landlord shall fund and disburse the Allowance by paying invoices from the contractors subcontractors performing work or parties providing materials with respect to Tenant’s Improvements (subject to Landlord’s receipt of lien waivers from such parties). At Landlord’s option, Landlord may fund the Allowance in monthly progress payment installments, based on the submission of the foregoing items, subject to withholding ten percent (10%) of each draw as retention (at Landlord’s option). No portion of the Allowance shall be disbursed if Tenant is in default under the Lease or would be but for the passage of time or giving of notice.

(d) Excess Costs. Tenant shall be solely responsible for any costs for Tenant’s Improvements in excess of the Allowance. Tenant shall reimburse Landlord for such excess costs on demand. Tenant’s failure to pay such excess costs to Landlord within ten (10) business days after Landlord’s demand therefor shall constitute an event of default under the Lease. Any amounts not timely paid by Tenant shall accrue interest at the rate of twelve percent (12%) per annum until paid.

EXHIBIT 1 – PAGE 3 of 3

SECOND AMENDMENT TO LEASE

This Second Amendment is dated for reference purposes as of December 11, 2009 and is by and between FREMONT LAKE UNION CENTER LLC, a Delaware limited liability company (“Landlord”) and IMPINJ, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into an Office Lease with Addendum No. 1 dated as of November 14, 2004 (the “Lease”), pursuant to which Tenant leased from Landlord certain premises in the building (the “Building”) located at 701 North 34th Street, Seattle, Washington, as described more particularly in the Lease. Capitalized defined terms not otherwise defined in this Second Amendment shall have the meaning set forth in the Lease.

B. Landlord and Tenant entered into a First Amendment to Lease dated July 21, 2006 (the “First Amendment”) whereby the area of the premises was expanded. As used in this Second Amendment, the term “Lease” refers collectively to the Lease, as amended by the First Amendment.

C. Tenant has been leasing the area of the Building known as Suite 300 with an agreed rentable area of 37,716 square feet (the “Premises”).

D. Landlord and Tenant desire to amend the Lease to extend the Term thereof and to modify it in certain other respects.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby covenant and agree as follows:

1. Effective Date. This Second Amendment shall be effective as October 1, 2009 (the “Effective Date”) and shall control in the event of any conflict or inconsistency with the Lease.

2. Lease Term. The Term of the Lease is extended for an additional period of seventy two (72) months and will now expire on August 31, 2016.

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3. Base Rent. Beginning on the Effective Date the Minimum Monthly Base Rent due under the Lease shall be paid as indicated in the column below entitled “Minimum Monthly Base Rent”, subject to further adjustments as provided for in paragraph 5 below:

Period	Minimum Monthly Base Rent	Annual “State Rate” Per RSF	Annual “Effective Rate” Per RSF

October 1, 2009 – August 31, 2012	$39,287.50	$17.56	12.50
September 1, 2012 – August 31, 2013	$56,119.00	$19.50	17.86
September 1, 2013 – August 31, 2014	$64,431.50	$20.50	20.50
September 1, 2014 – August 31, 2015	$67,574.50	$21.50	21.50
September 1, 2015 – August 31, 2016	$70,717.50	$22.50	22.50

As this Second Amendment has been executed subsequent to the Effective Date, and Tenant has paid Rent at a higher rate than the Minimum Monthly Base Rent specified above during the period from the Effective Date through the date of mutual execution, Tenant shall be entitled to offset the excess Rent which it paid against Rent coming due after the date of mutual execution.

4. Tenant’s Pro Rata Percentage. Tenant’s Pro Rata Percentage shall be: (a) 19.72% for the period October 1, 2009 through August 31, 2012; (b) 25.37% for the period September 1, 2012 through August 31, 2013; and (c) 27.71% for the period thereafter, but with the (a) and (b) percentages being subject to adjustment, as provided in paragraph 5 below. If Landlord elects to create such, Operating Costs will also include costs associated with the creation, operation and maintenance of a shower and related service facility in the Complex for use as part of Common Areas, including in Operating Expenses an amount equal to the fair market value of any previously income generating area devoted to such facility, at market rents not to exceed $20 per RSF per year, but with Capital Costs related to such facility to be amortized as provided for in the definition of Capital Costs.

5. Base Rent and Pro Rata Percentage Adjustments. Minimum Monthly Base Rent and Tenant’s Pro Rata Share Percentages shall be adjusted for the occurrences addressed in the following subparagraphs in the manner indicated below:

(a) If during the period between the Effective Date through August 31, 2012 (the “Interim Period”) Tenant acquires, whether through asset or equity purchase, merger or reverse merger or like event, whether directly or indirectly or through an affiliate, a company that has ten (10) or more employees who will be located in the Premises (an “Acquisition”), then Minimum Monthly Base Rent shall be increased by Two Hundred and Ninety Two dollars ($292) multiplied by the number of employees covered by the Acquisition, for the time between the date the Acquisition closes through the end of the Interim Period. Also, during such Interim Period, Tenant’s Pro-Rata Percentage shall be increased by 0.1469 of a percentage point for each Employee covered by the

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Acquisition. Notwithstanding the foregoing, in no event shall Minimum Monthly Base Rent be increased to more than Fifty-Five Thousand One Hundred Ninety Six and 86/100 Dollars ($55,196.86) during the Interim Period; nor shall Tenant’s Pro Rata Percentage Interest be increased beyond 27.71%.

(b) If during the Interim Period, the area of the space currently being subleased by Tenant to Swype, Inc. (“Swype”) is increased whether by amendment of the existing sublease, a new sublease or otherwise (collectively an “Amended Sublease”), then the Minimum Monthly Base Rent payable under this Lease for the balance of the Interim Period shall be increased by an amount determined by multiplying the additional subleased rentable area in square feet (the “Increased Sublease Area”) covered by the Amended Sublease by One and 46/100 dollars ($1.46) per rentable square foot effective as of the effective date of the Amended Lease. On the effective date of the Amended Sublease, Tenant’s Pro Rata Percentage shall be increased by adding 0.1469 of a percentage point to Tenant’s Pro Rata Percentage Interest for each 200 RSF of Increased Sublease Area or fraction thereof. Notwithstanding the foregoing, however, in no event shall Minimum Monthly Base Rent be increased to more than Fifty-Five Thousand One Hundred Ninety Six and 86/100 Dollars ($55,196.86) during the Interim Period; nor shall Tenant’s Pro Rata Percentage Interest be increased beyond 27.71%.

(c) If during the period from the Effective Date through August 31, 2013 (the “Extended Interim Period”), Tenant subleases space (a “New Sublease”) to a person or entity other than Swype (a “New Subtenant”), then the Minimum Monthly Base Rent payable under the Lease shall be increased as of the effective date of the New Sublease by multiplying the rentable area in square feet covered by the New Sublease (the “New Sublease Area”) by one-twelfth of the Stated Rate(s) for the remaining Extended Interim Period as adjusted pursuant to Section 3 above. On the effective date of the New Lease, Tenant’s Pro Rata Percentage shall be increased by adding 0.1469 of a percentage point to then Tenant’s Pro Rata Percentage Interest for each 200 RSF of New Sublease Area or fraction thereof. Notwithstanding the foregoing, in no event shall Minimum Monthly Base Rent be increased to more than Fifty-Five Thousand One Hundred Ninety Six and 86/100 Dollars ($55,196.86) during the Interim Period, or to more than Sixty-One Thousand Two Hundred and Eighty-Eight Dollars ($61,288)) after August 31, 2012, nor shall Tenant’s Pro Rata Percentage Interest be increased beyond 27.71% for the Extended Interim Period.

(d) If the Swype Sublease is extended beyond August 31, 2012, then the Minimum Monthly Base Rent shall be increased for the period September 1, 2012 through August 31, 2013 by an amount equal to the annual Stated Rent for the period in question, divided by 12, and multiplied by the whole area in square feet subleased to Swype, but in no event to an amount more than Sixty-One Thousand Two Hundred and Eighty-Eight Dollars ($61,288). Tenant’s Pro rata Percentage shall be increased by adding 0.1469 of a percentage point to then Tenant’s Pro Rata Percentage Interest for each 200 RSF of space in the entire Swype subleased premises or fraction thereof; but Tenant’s Pro Rata Percentage Interest shall not be increased beyond 27.71%.

(e) Tenant shall be obligated to promptly notify Landlord of an event covered by subparagraphs 5(a) through 5(d), to provide Landlord with a copy of the agreement reflecting the event and, in the case of subparagraph 5(a), to provide Landlord with documentation with respect to the employee increase resulting from the Acquisition. For purposes of subparagraphs 5(b)-(d), the effective date shall be the date upon which Swype or the New Subtenant is first entitled to occupy such space or the date upon which rent thereon commences, whichever occurs first.

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6. Premises Condition. Tenant acknowledges that it has accepted the Premises in its present AS IS condition, with no Landlord obligation to alter or improve it in any respect as a consequence of the Second Amendment. All Tenant alterations, additions or improvements to the Premises are subject to the terms of the Lease.

7. New Climate Measures; LEED.

(a) Landlord and Tenant acknowledge that it is likely that new laws will be enacted dealing with energy conservation, CO2 emissions, transportation and other matters related to global climate change (“Climate Measures”) and that existing Climate Measures policies will be implemented through the adoption of governmental rules and regulations (such laws, rules and regulations being collectively referred to herein as “New Climate Measures”) which could increase the obligations of, and restrictions on, Landlord related to the Building from those which existed on the date of this Lease. Tenant covenants to use reasonable efforts to comply with the requirements of New Climate Measures applicable to Tenant and to reasonably cooperate with Landlord in connection with satisfying Landlord’s compliance requirements with respect to the climate measures and to any U.S. Green Building Council’s Leadership in Energy and Environmental Design programs (“LEED”) measures implemented by Landlord, including, but not limited to, providing Landlord with monitoring data and reporting duties related to the Premises, provided that Tenant is not required to incur anything more than incidental additional costs in such efforts, and is not otherwise materially adversely impacted in its use and enjoyment of the Premises, in connection with such compliance measures.

(b) Tenant acknowledges that the Building is or may become in the future certified under the LEED rating system. Landlord’s sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, indoor air quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste will, if available to Tenant without additional cost, be in compliance with minimum standards and specifications, in addition to all applicable laws, provided that nothing contained in this Lease shall require to build out the Premises in its initial construction to LEED standards or ratings. Tenant shall cooperate with Landlord to comply with Landlord’s sustainability practices, subject to the qualifications in this Section 7.

(c) Effective as of the Commencement Date, Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid overlighting interior spaces; using reasonable efforts to encourage its employees to close shades in the Premises to avoid overheating the space and to turn off lights and equipment at the end of the work day; purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; and purchasing products certified by the U.S. EPA’s Water Sense® program, provided such equipment and products are available without additional cost to Tenant.

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8. Letters of Credit. Landlord is currently holding the following letters of credit (collectively, the “Existing Letters of Credit”). Upon execution of this Second Amendment Landlord and Tenant shall take such actions as may be required (at Tenant’s option) to (i) reduce the collective balance of the Existing Letters of Credit to $300,000, or (ii) to substitute a new letter of credit for the benefit of Landlord in the amount $300,000 issued by any of Silicon Valley Bank, Comerica Bank, Bank of America or Wells Fargo or another national bank acceptable to Landlord (the “New Letter of Credit”) and otherwise meeting the requirements of Section 4 of the First Amendment (whereupon Landlord shall return the Existing Letters of Credit to Tenant). The New Letter of Credit or Existing Letters of Credit as the case may be shall be governed by all of the terms of Section 4 of the First Amendment, except that (a) the total amount thereof shall be reduced to $150,000 ninety (90) days after Tenant provides Landlord with a certificate from Tenant’s chief financial officer to the effect financial statements showing that for two (2) consecutive quarters Tenant has recorded positive net income in accordance with GAAP, (b) all letters of credit shall be returned to Tenant subject to Tenant’s delivery to Landlord of a cash Security Deposit of $70,717, ninety (90) days after Tenant provides Landlord with a certificate from Tenant’s chief financial officer to the effect that for four (4) consecutive quarters Tenant has recorded positive net income in accordance with GAAP, and (c) even if Tenant has not met the requirements of either (a) or (b), the New Letter of Credit or existing Letter of Credit, as the case may be, shall be reduced to $200,000 on January 1, 2011, in all cases so long as Tenant is not then in default under the Lease. Tenant’s interim (quarterly) financial statements for purposes of determining profitability and letter of credit reductions purposes shall be prepared in accordance with GAAP and Tenant’s normal internal reporting functions. The terms of paragraph F of the Addendum No. 1 to Lease are deleted in their entirety.

9. Renewal Option.

(a) Renewal. If Tenant is not in default under the Lease, Tenant shall have the option to renew the Lease for a term of either three (3) or five (5) years (the “Renewal Term”), which shall begin on September 1, 2016. To exercise a renewal option Tenant must give Landlord written notice thereof including whether Tenant elects the three or five year term (the “Notice of Exercise”) no sooner than September 1, 2015 nor later than December 1, 2015. If Tenant timely exercises a renewal option, this Lease shall continue in effect as written, except that Minimum Monthly Rent for the Renewal Term shall be adjusted as provided for in paragraph 9(b) below. The renewal option is personal to Tenant and may not be exercised by an assignee, subtenant or successor, except as provided in paragraph A.2 of Addendum No. 1 to Lease.

(b) If Tenant exercises its renewal option, then the Minimum Monthly Rent for the Renewal Term shall be equal to Fair Market Rent, as defined in paragraph B.1. of Addendum No. 1 to the Lease, with Fair Market Rent to be determined in accordance with the terms of the balance of paragraph B of Addendum No. 1 to the Lease.

10. Parking.

(a) Tenant shall be allocated exclusive use and occupancy, and shall pay stall rental for, the number of stalls shown below, subject to adjustment as noted in this paragraph below. The initial location of such stalls (“Tenant’s Stalls”) is shown on Exhibits A-1 through A-3, the

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location of the 75 initial Tenant stalls being shown on Exhibit A-1 the location of the eight (8) additional stalls being shown on Exhibit A-2 and the location of the Optional Stalls being shown on Exhibit A-3. Landlord shall have the right to change the location of Tenant Stalls from time to time upon reasonable advance notice to Tenant, but only, in each instance, to a single stall, not a tandem stall. The minimum number of parking stalls which Tenant shall be initially obligated to take, and pay rent on and the monthly per stall rental rates thereafter, are as follows:

Period	Number of Stalls	Monthly Rate	Optional Stalls

October 1, 2009 – August 31, 2010	75	$75	9
September 1, 2010 – August 31, 2012	65	$75	11
September 1, 2012 – August 31, 2013	76	$100	11
September 1, 2013 – August 31, 2014	83	$100	12
September 1, 2014 – August 31, 2016	83	Market	12

The monthly rates quoted in this paragraph 10 are inclusive of any applicable Washington State Sales Tax and other then applicable taxes. Landlord shall timely remit to the State all sales tax due to the State and indemnify Tenant from any claims by the State for sales tax due in connection with Tenant’s Stalls. The terms of paragraph D of Addendum No. 1 to the Lease are deleted in their entirety.

(b) Tenant shall have the right after at least ninety (90) days prior written notice to exclude from Tenant’s Stalls, and on which it is paying stall rental, effective as of the first day of a calendar month, up to the number of stalls listed in the Optional Stalls category of paragraph 10(a) above in the area shown on Exhibit A-3 (the “Stall Maximum”). A stall so excluded is referred to herein as an “Excluded Stall”.

(c) If a stall is an Excluded Stall, Landlord shall have the right to rent such stall on a monthly basis or to lease it to another party.

(d) Tenant may add to Tenant’s Stalls all or any number of up to all Option Stalls which it had previously relinquished as of the first day of the month after the month in which Tenant notifies Landlord of its desire to regain such, at the then applicable monthly rate provide for in paragraph 10(a). If the originally relinquished stalls have been committed to another Person or entity, Landlord shall make available such stalls from any other Plaza Building stalls which are not rented on a monthly basis, not encumbered in any other lease, or identified by the property manager as hourly stalls or are designated by Owner as hourly stalls (“Available Stalls”).

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(e) Tenant shall have the right to lease any Available Stalls on a month-to-month basis at Landlord’s then market rates for such stalls.

(f) For the one (1) year period beginning on September 1, 2014, the monthly per stall rate paid by Tenant for its parking stalls shall be adjusted to the lower of (a) $125 per stall, or (b) market rates for such stalls, as defined in paragraph 10(h) below. For the one (1) year period beginning on September 1, 2015, the monthly per stall rental rate paid by Tenant for its parking shall be adjusted to the lower of (a) $135 per stall, or (b) market rates for such stalls, as defined in paragraph 10(h). Rental rates for stalls shall be market rates during the Renewal Term.

(g) As used in this paragraph 10 “market rates” refers to parking rates charged for the following properties in the general Fremont area, being deemed comparable properties for parking purposes the parking rates which were in the $125 - $130 per month range at the date of the execution of this Lease: Park View Building, Waterside Building, Canal View Building, Evanston Building and Lake View Building. Tenant shall comply with the rules and regulations applicable to the Complex garage.

(h) Landlord shall mark Tenant’s Stalls with a stall number and/or the name “Impinj.” Tenant’s Stalls are for Tenant’s exclusive use so long as they are not Excluded Stalls. Landlord shall use reasonable efforts to monitor and address unauthorized users, tenants and visitor’s use of Tenant’s stalls.

11. Rent Credit. Landlord shall provide Tenant a total credit which Tenant may use against Rent of $754,320 in accordance with the terms of this paragraph 11.

(a) Of this rental credit, $536,880 shall be available for use against Rent commencing on January 1, 2010.

(b) The sum of $153,820 shall be available for use against Rent commencing on September 1, 2012 provided that (i) Tenant may apply not more than $12,497.70 per month of such sum against Base Minimum Monthly Rent; and (ii)Tenant may offset against only 22.27% of any Additional Rent charged in a month.

(c) The sum of $63,620 shall be available for use against Rent on September 1, 2013 provided that (i) Tenant may apply not more than $5,431.38 per month of such sum against Minimum Monthly Base Rent, and (ii) Tenant may offset against only 8.43% of any additional rent charged in a month.

No portion of the rent credit may be used while Tenant is in default under the Lease, with a default being deemed to exist during the cure period, if any, for such default. If the Lease is terminated due to a Tenant default, then Tenant’s right to any then unused rent credit shall terminate as well.

12. Brokerage Commission. Landlord will pay Tenant’s real estate broker, Steven Schwartz and Jeff Durrell of Pacific Real Estate Partners, Inc. (“Broker”), a commission pursuant to separate agreement between Landlord and Broker.

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13. Tax Credit. To the extent Tenant engages in high tech related research and development (including software and internet) Landlord will work with Tenant to apply for and receive the Washington State High Tech Tax Deferral, but shall not be obligated to incur any additional costs or risks in connection therewith.

14. Continued Effect. The Lease shall continue in full force and effect as written, except as expressly identified by the terms of this Second Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date first written above.

LANDLORD:

FREMONT LAKE UNION CENTER LLC

By	/s/ Berit Emme
	Its	Berit Emme - Director

By	/s/ Sabine Ruppel
	Its	Sabine Ruppel - Director

TENANT:

IMPINJ, INC.

By	/s/ Evan Fein
	Its	SVP Finance
Evan Fein

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Roll of Documents No. 2142/2009 HE

Hereby I,

Dr. Rolf-Hermann Henniges, Notary Public

practising Alstertor 14, D-20095 Hamburg,

certify, that the above are the true signatures, subscribed in my presence, of

1.	Ms. Sabine Ruppel,

date of birth: 16th day of May, 1971,

address: Caffamacherreihe 8, D-20355 Hamburg,

personally known to me, and

2.	Ms. Berit Emme, born Winkler,

date of birth: 28th day of May, 1972,

address: Caffamacherreihe 8, D-20355 Hamburg,

personally known to me,

both acting on behalf of the

FREMONT LAKE UNION CENTER LLC, a Delaware limited liability company.

Hamburg, the 18th day of December, 2009

/s/ Dr. Rolf-Herman Henniges Dr. Rolf-Hermann Henniges, Notary Public

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